Exhibit 10.34

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (this “Sublease”) is entered into as of July 1st, 2020 (the “Effective Date”), between Medscan Laboratory (“Tenant”) and Fulgent Genetics (“Subtenant”), with reference to the following:

A.Ten Voss, LTD, a Texas Limited Partnership, (“Landlord”) as Landlord, and Tenant with respect to that certain Lease Agreement dated June 17th, 2020 (the “Original Lease”), whereby certain premises located on the first (1st) floor of 8560 Katy Freeway, Suite 200, Houston, TX 77024 (the “Building”), and more particularly described in the Original Lease (the “Premises”), were leased to Tenant.

B.Tenant desires to sublease a portion of the Premises to Subtenant, and Subtenant wishes to sublease a portion of the Premises from Tenant

C.For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Tenant and Subtenant agree as follows:

1.Sublease.  Tenant subleases to Subtenant, and Subtenant subleases from Tenant, upon the terms and conditions set forth in this Sublease, the sq. footage of the Premises consisting of approximately 9,684 rentable square feet and incorporated by reference for all purposes (the “Subleased Premises”).

2.Term and Termination.  The term of the Sublease shall be for a period of Six Months (6) months commencing on July 1st, 2020 and ending on December 31, 2020 (the “Expiration Date”), continuing on a month-to-month basis thereafter; provided, however, that this Sublease shall terminate earlier upon termination, for any cause whatsoever, of the Primary Lease.

Termination shall be by 30 days advance written notice to Tenant by Subtenant.

3.Rent.

(a)Subtenant agrees to pay Tenant for the proportional use of the Subleased Premises the monthly sum of $8,877.00 (the “Base Rent”).  The Base Rent shall be paid in advance on or before the first day of each calendar month without notice or demand.

(b)Subtenant further agrees to pay Tenant’s proportional share of the Operating Expenses (as defined in Paragraph 3.1 (a) of the Primary Lease) (“Additional Rent”).  Subtenant agrees to make all such payments of Additional Rent to Tenant at least five (5) days prior to the date on which Tenant is required to make such payments to Landlord pursuant to the Primary Lease.  Operating costs are projected by Landlord to be $6.18 per sq. ft per year for 2020.  Operating Costs projected for 2020 will be $4,987.26 per month for a projected total monthly payment of $13,864.26.

(c)Subtenant shall pay the first full monthly Base Rent on Subtenant’s execution of this Sublease.

(d)Except when this Sublease provides otherwise, Sublease will remit all amounts due hereunder to Tenant at the following address:

Tenant Medscan laboratory

Address 8562 Katy Freeway, Suite 152, Houston, TX 77024

(e)Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Tenant on or before five (5) days after the date due, a late charge of five percent (5%) of such past due amount shall be immediately due and payable as additional rent.

(f)Upon execution of this Sublease, Subtenant shall also pay $13,864.26 to Tenant as a security deposit.  Tenant may apply the security deposit to any amounts owed by Subtenant under this Sublease.  If Tenant applies any part of the security deposit during any time this Sublease is in effect to amounts owed by Subtenant, Subtenant must, with 10 days after receipt of notice from Tenant, restore the security deposit to the amount stated.  Within 60 days after Subtenant surrenders the Subleased Premises and provides Tenant written notice of Subtenant’s forwarding address, Tenant will refund the security deposit less any amounts applied toward amounts owed by Subtenant or other charges authorized by this Sublease.

4.Primary Lease.

(a)The terms and conditions of the Primary Lease are incorporated into this Sublease by reference for all purposes. Subtenant, by Subtenant’s execution of this Sublease, acknowledges that Tenant has furnished Subtenant with a copy of the Primary Lease.  Subtenant has examined the Primary Lease and is familiar with its terms.  Except as otherwise expressly provided in this Sublease, Subtenant agrees to comply in all respects with the terms and conditions of the Primary Lease insofar as the same are applicable to the Subleased Premises.

(b)As between Tenant and Subtenant, Tenant shall be entitled to all of the rights and remedies reserved by and granted to the landlord in the Primary Lease as if Tenant was the “Landlord” under the Primary Lease and Subtenant was the “Tenant” under the Primary Lease.  Such rights and remedies are incorporated into this Sublease by reference for all purposes.

(c)This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Primary Lease and to all of the rights of Landlord under the Primary Lease.  If the Primary Lease terminates for any reason prior to the expiration or termination of this Sublease, Subtenant shall not have any claim whatsoever against Tenant arising or resulting from such termination of the Primary Lease.

(d)During all time that this Sublease is in effect, Subtenant must, at Subtenant’s expense, maintain in full force and effect insurance policies that are equivalent in coverage and amounts to the insurance policies that Tenant is required to maintain under the Primary Lease. Such policies must name Tenant and Landlord as additional insureds. Subtenant must provide Tenant with a copy of the insurance certificates evidencing the required coverage as soon as practical.

Initialed for identification by Subtenant /s/ BP and Tenant /s/ JH

5.Limitation of Liability and Indemnity. Notwithstanding any provision of the Primary Lease to the contrary, neither Landlord nor the Tenant shall be liable to Subtenant, or any of its agents, employees, servants or invitees, for any damage to persons or property due to the condition or design or any defect in the Building or its mechanical systems which may exist or subsequently occur. Subtenant with respect to itself and its agents, employees, servants and invitees, expressly assumes all risks and damage to persons and property, either proximate or remote, by the reason of the present or future condition of the Subleased Premises or the Building. All indemnification hold harmless and release provisions contained in the Primary Lease running to the benefit of Landlord are incorporated into this Sublease by reference for the benefit of Tenant as if Tenant was the “Landlord” and Subtenant was the “Tenant” under the Primary Lease. Except as otherwise expressly provided in this Sublease, all indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of the Tenant are incorporated into this Sublease by reference for the benefit of Subtenant as if Subtenant was the “Tenant” under the Primary Lease and Tenant was the “Landlord” under the Primary Lease. This Paragraph is for the benefit of the Subtenant, Tenant and Landlord only, and no right of action shall accrue under this Paragraph to any other party by way of subrogation or otherwise.

6.Furniture and Equipment. Except as provided in the following sentence, all furniture and equipment placed in the Subleased Premises by Subtenant shall remain the property of Subtenant, subject to the rights of Tenant in such property as provided by law. The Subtenant may, prior to the expiration of the Sublease term, remove all furniture and equipment, provided (i) such removal is done so as not to damage the Subleased Premises and (ii) Subtenant strictly complies with the terms of the Primary Lease with respect to such removal. In connection with furniture and equipment situated on the Subleased Premises on the date hereof, Subtenant and Tenant have executed a “Bill of Sale” transferring said furniture and equipment from Tenant to Subtenant. Rent due to Tenant shall include “as-is” furnishings, inventory attached as Exhibit “C”.

7.Alterations. Subtenant may not make any alterations, improvements or additions to the Subleased Premises (collectively, “Improvements”) without the express prior written consent of Landlord and Tenant. Any Improvements to which Landlord and Tenant consent must be constructed and installed in accordance with (a) all requirements contained in the Primary Lease and (b) any requirements imposed by Tenant to protect Tenant’s interest in the Primary Lease and/or in the Subleased Premises. Further, upon termination of this Sublease, any Improvements to the Subleased Premises shall remain in the Subleased Premises, and Subtenant shall not have the right to remove such Improvements.

8.Damage and Destruction.

(a)If the Subleased Premises, or any portion of the Subleased Premises, are damaged or destroyed by any cause whatsoever, such that the Primary Lease is terminated, this Sublease shall terminate immediately upon termination of the Primary Lease. Rent and any other payments for which Subtenant is liable shall be apportioned and paid to the date of such damage or destruction, and Subtenant shall immediately deliver possession of the Subleased Premises to Tenant.

(b)If all or any portion of the Subleased Premises is damaged or destroyed by any cause whatsoever, and such damage or destruction is not significant enough to cause a termination

Initialed for identification by Subtenant /s/ BP and Tenant /s/ JH of the Primary Lease, Tenant agrees, subject to Paragraphs 7.1-7.4 of the Primary Lease, to use good faith efforts to cause Landlord to repair such damage. Notwithstanding any such damage, Subtenant shall continue to be obligated to pay all rent under this Sublease during the period of restoration.

9.Condemnation. Upon any taking by condemnation or other eminent domain proceeding of all or a portion of the Premises which results in the termination of the Primary Lease, this Sublease shall terminate concurrently with the Primary Lease. As between Tenant and Subtenant, any awards or damages payable as a result of such taking by condemnation or other eminent domain proceeding shall be the sole property of Tenant, and Subtenant shall have no claim to any part of such awards or damages.

10.Certificates. Subtenant agrees to furnish to Tenant or to Landlord certificates certifying as to any information reasonably requested by either Tenant or Landlord.

11.Condition of Subleased Premises and Surrender of the Subleased Premises. SUBTENANT ACKNOWLEDGES THAT (A) SUBTENANT HAS FULLY INSPECTED THE SUBLEASED PREMISES AND ACCEPTS THE SAME IN THEIR PRESENT CONDITION, “AS IS, WHERE IS”, WITH ALL FAULTS, AND (B) TENANT HAS MADE NO WARRANTIES OR REPRESENTATIONS TO SUBTENANT WHATSOEVER WITH RESPECT TO THE CONDITION OF THE SUBLEASED PREMISES. Upon the expiration or termination of this Sublease, Subtenant agrees to return the Subleased Premises to Tenant and Landlord in the condition required by the Primary Lease.

12.Certificates, Licenses and/or Permits. Subtenant shall, at Subtenant’s sole expense, obtain all necessary certificates, licenses or permits to do business in the Subleased Premises, which may be required by any governmental authorities.

13.Attorneys’ Fees and Costs of Enforcement. If either party to this Sublease commences an action to enforce any of the provisions of this Sublease, the prevailing party in such action shall be entitled to collect all of the costs of such action (including, without limitation, attorneys’ fees and court costs) from the other party.

14.Cumulative Rights and Remedies. No right or remedy contained in this Sublease, in the Primary Lease, or provided by law is intended to be exclusive of any other right or remedy, but shall be cumulative and in addition to every other right or remedy.

15.Assignment and Subletting. Subtenant may not assign Subtenant’s rights under this Sublease or sublet all or any portion of the Subleased Premises without the express written permission of Tenant and Landlord.

16.Parking. Subtenant shall be entitled to the use of Tenants parking spaces.

17.Signage. All signage is subject to the written approval and consent by both Tenant and Landlord and shall be at Subtenant’s sole cost and expense. Any approved signage must be removed without damage at the termination of this Sublease.

Initialed for identification by Subtenant /s/ BP and Tenant /s/ JH

18.Brokerage. SECTION INTENTIONALLY BLANK.

19.General Provisions. This Sublease sets forth the complete agreement between Tenant and Subtenant regarding the subject matter of this Sublease. This Sublease may not be terminated, amended or modified in any respect except by agreement in writing executed by both Tenant and Subtenant. All duties and obligations of Subtenant under this Sublease that are unperformed shall survive the termination or expiration of this Sublease. Except as limited by this Paragraph, this Sublease, and all the terms and conditions of this Sublease, shall be binding upon and inure to the benefit of both Tenant and Subtenant and their respective successors, representatives and assigns.

[Signatures Appear on the Following Page]

Initialed for identification by Subtenant /s/ BP and Tenant /s/ JH

ACCORDINGLY, the parties have executed this Sublease as of the Effective Date.

TENANT:

By:	/s/ Jesse J. Howard

Name:	Jesse J. Howard, Ph.D.

Title:	CEO & President

Phone:	713-775-0258

Email:	jesse.howard@medscanlab.com

Notice Address to Tenant shall be as cited in Paragraph 3(d)

SUBTENANT:

By:	/s/ Brandon Perthuis

Name:	Brandon Perthuis

Title:	Chief Commercial Officer

Phone:	713-705-3612

Email	bperthuis@fulgentgenetics.com

Notice Address to Subtenant shall be the Premises

Initialed for identification by Subtenant /s/ BP and Tenant /s/ JH

SERVICE CENTER LEASE AGREEMENT

In consideration of the mutual covenants and upon the terms and conditions set forth in Part One “Basic Lease Provisions”, Part Two “General Lease Provisions”, and other attachments and exhibits numerated in the Table of Contents to this Service Center Lease Agreement (“Lease”), TEN-VOSS, LTD (“Landlord”) hereby leases to the Tenant named below and Tenant hereby leases from Landlord, certain premises described below.

20.BASIC LEASE PROVISIONS

1.Tenant:MEDSCAN LABORATORIES INC.

2.Premises:Designated as “8560 Katy Freeway, Suite 200”, Houston, Texas 77024, outlined and crosshatched on Exhibit B hereof and containing approximately 9,684 square feet of Rentable Area on the 1st floor of the Building (Part Two, Article 1).

3.Term:  Thirty-Nine (39) months beginning on the Commencement Date September 1, 2020 and ending on November 30, 2023

4.Monthly Installment of Base Annual Rent:  (Part Two, Section 3.1)

From	Through	Sq. Feet	Rate	Monthly Base Rent
September 1, 2020	November 30, 2020	9,684	$0.00	ABATED
December 1, 2020	November 30, 2021	9,684	$11.00	$8,877.00
December 1, 2021	November 30, 2022	9,684	$11.50	$9,280.50
December 1, 2022	November 30, 2023	9,684	$12.00	$9,684.00

*NNN (CAM or Operating Costs):  Operating Costs are projected by Landlord to be $6.18 per sq. ft. per year for 2020.  Operating Costs projected for 2020 will be $4,987.26 per month for a projected total monthly payment of $13,864.26.

Tenant’s Pro Rata Share:  Tenant’s Pro Rata Share is estimated to be 23.57% of the total Building square footage which is the percentage obtained by dividing the 41,093 sq. ft. of rentable square feet in the Building by the Premises net rentable square feet.

5.Security Deposit:$13,864.26 due and payable upon execution of the Lease. Security deposits currently held for 8562 Katy Freeway, Suite 152 ($3,440.44) and security deposit held for 8556 Katy Freeway, Suite 105 ($1,205.43) will be transferred to this Lease which will leave a deficit of $9,218.99 due and payable upon execution of the Lease.

6.Prepaid Rent:$13,864.26 payable and due upon execution of Lease and to be applied to the fourth month of the Term.

7.Guarantor:Jesse James Howard

8.Premises Use:Office/Warehouse

Landlord Initials:  /s/ ONB

Tenant Initials:  /s/ JH

9.Tenant’s Insurance: (Part Two, Article 8).

10.Addresses for Notices and Payment of Rent and Other Charges (Part Two Article 16):

MedScan Laboratories Inc.

8560 Katy Freeway, #200

Houston, TX 77024

Attn:  Jesse Howard

TEN-VOSS, LTD

8554 Katy Freeway, Suite 301

Houston, TX 77024

11.Brokers:NONE

12.Parking Spaces:  Landlord shall provide Tenant up to 20 unreserved parking permits allowing access to the parking lot which Landlord provides for the use of tenants and occupants of the Building.  During the Lease Term, there shall be no charge for the unreserved parking permits.

13.Riders:  The following numbered Riders are attached to this Lease and made of a part of this Lease for all purposes:

Rider ILandlord Work

Rider IIOption to Renew

Rider IIGuaranty of Lease

14.Incorporation of Other Provisions:  All of the provisions, covenants and conditions set forth in Part Two and all other exhibits and riders described in the attached Table of Contents and the preceding Paragraph, are by this reference incorporated into the Basic Lease Provisions as fully as if the same were set forth at length in the Basic Lease Provisions.  Each reference in Part Two and exhibits and riders to any provision in the Basic Lease Provisions will be construed to incorporate all of the terms provided under the referenced provision in the Basic Lease Provisions.  In the event of any conflict between a provision in the Basic Lease Provisions, on the one hand, and a provision in Part Two or exhibits or riders, on the other hand, the latter will control.

15.Special Conditions:  Upon Commencement of this Lease the current Lease Agreements will be null and void:

8562 Katy Freeway, Suite 152 -2,655 sq. ft. by and between Medscan Laboratories, Inc. (“Tenant”) and Ten-Voss, Ltd (“Landlord”) dated November 11, 2016 and First Amendment to the Lease dated December 16, 2019 (“Lease”);

8556 Katy Freeway, Suite 105, 508 sq. ft. by and between Medscan Laboratories, Inc. (“Tenant”) and Ten-Voss, Ltd (“Landlord”) dated November 8, 2018 (“Lease”).

Landlord Initials:  /s/ ONB

Tenant Initials:  /s/ JH

Provided that all rentals are paid up to date and the Tenant does return these suites in satisfactory, clean condition, the Tenant will no longer be liable for any remaining Lease Term for these Leases.  This release of this Lease liability does not include any deficit in operating expenses for the escrow accounts retained over the current calendar year.

Landlord Initials:  /s/ ONB

Tenant Initials:  /s/ JH

This Lease has been executed by Landlord and Tenant as of the 17 day of June, 2020.

TENANT:			LANDLORD:

MEDSCAN LABORATORIES INC.			TEN-VOSS, LTD

By:	/s/ Jesse Howard	By:	/s/ O.N. Baker

Name:	Jesse Howard	Name:	O.N. Baker

Title:	President	Title:	President

Landlord Initials:  /s/ ONB

Tenant Initials:  /s/ JH

PART One		BASIC LEASE PROVISIONS	7

PART Two		GENERAL LEASE PROVISIONS	1

1	PREMISES, COMMON AREAS, SERVICE AREAS		1

	1.1.	Building	1

	1.2.	Minor Variations in Area	1

	1.3.	Ceilings	1

	1.4.	Condition of Premises	1

	1.5.	Common and Service Areas	1

2.	TERM		2

	2.1.	Term	2

	2.2.	Holding Over	2

3.	MONETARY PROVISIONS		2

	3.1.	Base Annual Rent	2

	3.2.	Tenant’s Share of Certain Costs	2

	3.3.	Personal Property Taxes	4

	3.4.	Late Payments	4

	3.5.	Interest	4

	3.6.	Administrative Reimbursement	4

4.	CONSTRUCTION		4

5.	SERVICES AND UTILITIES		5

	5.1.	Services by Landlord	5

	5.2.	Tenant’s Obligations	5

	5.3.	Tenant’s Additional Service Requirements	6

	5.4.	Interruption of Utility Service	6

6.	OCCUPANCY AND CONTROL		7

	6.1.	Use	7

	6.2.	Rules and Regulations	7

	6.3.	Additional Covenants of Tenant	8

	6.4.	Access by Landlord	8

	6.5.	Control of Project	8

	6.6.	Minimization of Disruption	9

7.	REPAIRS, MAINTENANCE AND ALTERATIONS		9

	7.1.	Landlord’s Repair Obligations	9

	7.2.	Tenant’s Repair Obligations	9

	7.3.	Rights of Landlord	10

	7.4.	Surrender	10

	7.5.	Alterations by Tenant	11

	7.6.	Liens	11

8.	INSURANCE		12

	8.1.	Insurance Required of Tenant	12

	8.2.	Form of Policies and Additional Requirements	13

	8.3.	Waiver of Subrogation	13

	8.4.	Landlord’s Insurance	14

	8.5.	Chemical Storage	14

9.	DAMAGE OR DESTRUCTION		14

	9.1.	Repair by Landlord	14

	9.2.	Landlord’s Rights Upon The Occurrence of Certain Casualties	14

	9.3.	Repairs by Tenant	15

10.	EMINENT DOMAIN		15

	10.1.	Taking	15

	10.2.	Definition	16

	10.3.	Awards	16

11.	ASSIGNMENT AND SUBLETTING		16

	11.1.	Consent	16

	11.2.	Landlord’s Option	16

	11.3.	Definition of Assignment	17

	11.4.	Legal Fees	17

12.	DEFAULT; REMEDIES		17

	12.1.	Defaults by Tenant	17

	12.2.	Remedies	18

	12.3.	Remedies Cumulative	19

	12.4.	Attorneys’ Fees	19

	12.5.	Waiver	19

	12.6.	Landlords Lien	19

	12.7.	Force Majeure	20

	12.8.	Mitigation of Damages	20

13.	ESTOPPEL CERTIFICATES		20

	13.1.	Acknowledgment of Commencement Date	20

	13.2.	Certificates	20

14.	SUBORDINATION AND ATTORNMENT		21

15.	LANDLORD’S INTEREST		21

	15.1.	Liability of Landlord	21

	15.2.	Notice to Mortgagee	21

	15.3.	Sale of Project	22

16.	NOTICES		22

17.	BROKERS		22

18.	INDEMNITIES AND WAIVERS		22

	18.1.	INDEMNITIES	22

	18.2.	WAIVERS	23

	18.3.	DEFINITIONS	23

	18.4.	SCOPE OF INDEMNITIES AND WAIVERS	24

	18.5.	OBLIGATIONS INDEPENDENT OF INSURANCE	24

	18.6.	SURVIVAL	24

	18.7.	DUTY TO DEFEND	24

19.	RELOCATION		24

	19.1.	SUBSTITUTION OF SPACE/RELOCATION	24

	19.2.	Maximum Base Annual Rent	25

	19.3.	Condition of Premises	25

	19.4.	Commencement of Rent	25

20.	PARKING		25

	20.1.	Parking Spaces	25

	20.2.	Control of Parking	26

	20.3.	Landlord’s Liability	26

	20.4.	Remedies for Parking Violations	26

21.	HAZARDOUS SUBSTANCES		26

22.	INTERPRETATIVE		27

	22.1.	Calculation	27

	22.2.	Captions	27

	22.3.	Section Numbers	27

	22.4.	Attachments	27

	22.5.	Number, Gender, Defined Terms	27

	22.6.	Entire Agreement	28

	22.7.	Amendment	28

	22.8.	Severability	28

	22.9.	Time of Essence	28

	22.10.	Best Efforts	28

	22.11.	Binding Effect	28

	22.12.	Subtenancies	28

	22.13.	No Reservation	28

	22.14.	Consents	28

	22.15.	Choice of Law	28

EXHIBIT A — LEGAL DESCRIPTION

EXHIBIT B — FLOOR PLAN

EXHIBIT C — RULES AND REGULATIONS

EXHIBIT D — CERTIFICATE OF ACCEPTANCES OF PREMISES

RIDER I — LANDLORD WORK

RIDER II — OPTION TO RENEW

RIDER III — LETTER OF GUARANTY

21.GENERAL LEASE PROVISIONS

(a)PREMISES, COMMON AREAS, SERVICE AREAS

(i)Building.  The term “Building” in this Lease will refer to “8560 Katy Freeway, Suite 200 Houston, Texas”, an office/warehouse building situated on a tract of land (“Land”) in the City of Houston and County of Harris, Texas, described in Exhibit A of this Lease, and having a postal address of 8560 Katy Freeway, Suite 200 Houston, Texas 77024.  The Land, Complex, Building, the parking areas and garages, any present or future associated walkways, and any other improvements situated in the Complex are sometimes referred to collectively as the “Project”.

(ii)Minor Variations in Area.  The Rentable Area of the Premises contained in the Basic Lease Provisions is agreed to be the Rentable Area of the Premises regardless of minor variations resulting from construction of the Building and/or tenant improvements.

(iii)Ceilings.  Walls. Floors. Tenant acknowledges that pipes, ducts, conduits, wires and equipment serving other parts of the Building may be located above acoustical ceiling surfaces, below floor surfaces or within walls in the Premises.

(iv)Condition of Premises.  The taking of possession of the Premises by Tenant will establish conclusively that the Premises and the Project were at such time in satisfactory order and condition except for (i) minor matters of structural, mechanical, electrical, and finish adjustment in the Premises (commonly referred to as “punch-list items”) specified in reasonable detail on a list delivered by Tenant to Landlord within fifteen (15) days after the date on which Tenant takes possession of the Premises and (ii) defects not discoverable upon inspection and about which Tenant notifies Landlord within 30 days after taking possession of the Premises.

(v)Common and Service Areas.  Tenant is hereby granted a nonexclusive right to use the Common Areas during the term of this Lease for their intended purposes, in common with others, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations.

Section Two	Page 1	Landlord Initials: /s/ ONB
Tenant Initials: /s/ JH

Common Areas.  “Common Areas” will mean all areas, spaces, facilities, and equipment in the Project made available by Landlord for the common and joint use of Landlord, Tenant and others, including, but not limited to, sidewalks, parking areas, driveways, landscaped areas, loading areas, public corridors, public restrooms, stairs, drinking fountains and such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas.

Service Areas.  “Service Areas” will refer to areas, spaces, facilities and equipment serving the Project but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms, and air and water refrigeration equipment.

(b)TERM

(i)Term.  The Term of this Lease will commence on September 1, 2020 and will terminate on the date set forth in the Basic Lease Provisions (“Expiration Date”) unless sooner terminated in accordance with the provisions of this Lease.

(ii)Holding Over.  If Tenant, or any party claiming rights to the Premises through Tenant, retains possession of the Premises without the written consent of Landlord after the Expiration Date or earlier termination of this Lease, such possession will constitute a tenancy at will, subject, however, to all the terms and provisions of this Lease except for (i) the Term and (ii) the Base Annual Rent, which Base Annual Rent will become an amount equal to one and one-half (1.50) times the highest amount set forth in this Lease as Base Annual Rent, plus any adjustments which have previously occurred.  No holding over by Tenant, and no acceptance of rental payments by Landlord during a holdover period, whether with or without consent of Landlord, will operate to extend this Lease.

(c)MONETARY PROVISIONS

(i)Base Annual Rent.  Subject to the prepaid rent provisions of Section 3.4, Tenant will pay as the monthly installment of “Base Annual Rent” for each month of the Term, the sum set forth in the Basic Lease Provisions, in advance on the first day of each calendar month of the Term, without deduction, offset, prior notice, or demand, and in lawful money of the United States.  If the Commencement Date is not the first day of a calendar month, Tenant will pay to Landlord on the Commencement Date a portion of the monthly installment of Base Annual Rent prorated on the basis of a thirty (30) day month.

(ii)Tenant’s Share of Certain Costs.  In addition to all other sums due under this Lease, Tenant will pay to Landlord, in the manner and at the times set forth below, Tenant’s Pro Rata Share of Operating Costs for each calendar year or partial calendar year.

Operating Costs.  “Operating Costs” will mean all costs, charges, and expenses incurred by Landlord in connection with owning, operating, maintaining, repairing, insuring and managing the Project, computed on an accrual basis and including, without limitation, costs, charges and expenses incurred with respect to the items enumerated as “Operating Cost Examples” in

Section Two	Page 2	Landlord Initials: /s/ ONB
Tenant Initials: /s/ JH

Paragraph 2 of Exhibit C to this Lease.  Operating Costs will not include those items enumerated as “Operating Cost Exclusions” in Paragraph 1 of Exhibit C to this Lease.

Pro Rata Share Computation.  “Tenant’s Pro Rata Share” of Operating Costs will be computed by multiplying (i) the Operating Costs per square foot of Rentable Area in the Building for each calendar year times (ii) the number of square feet of Rentable Area in the Premises.

Estimated Costs.  Tenant’s Pro Rata Share of Operating Costs for the remainder of the first calendar year (whether full or partial) and for each subsequent calendar year of the Term will be estimated by Landlord, and notice of such estimated amounts will be given to Tenant at least thirty (30) days prior to the Commencement Date or the beginning of each calendar year, as the case may be.  If Commencement Date does not occur on January 1, for the partial calendar year after the Commencement Date, Tenant will pay to Landlord each month, at the same time the monthly installment of Base Annual Rent is due, an amount equal to the Tenant’s estimated Pro Rata Share of Operating Costs for the remainder of such calendar year divided by the number of full months remaining in such year.  For each full calendar year of the Term, Tenant will pay to Landlord each month, at the same time the monthly installment of Base Annual Rent is due, an amount equal to one-twelfth (1/12) of Tenant’s estimated Pro Rata Share of Operating Costs due for such calendar year.  If the Expiration Date does not occur on December 31, for the partial calendar year preceding the Expiration Date, Tenant will pay to Landlord, each month, at the same time the monthly installment of Base Annual Rent is due, an amount equal to the amount of Tenant’s estimated Pro Rata Share of Operating Costs for such partial calendar year divided by the number of full calendar months of such partial calendar year.

Estimate Revisions.  At any time and from time to time during the Term, Landlord will have the right, by notice to Tenant, to change the monthly amount then payable by Tenant for Tenant’s estimated Pro Rata Share of Operating Costs to reflect more accurately, in the reasonable judgment of Landlord, Tenant’s actual Pro Rata Share of Operating Costs for the then current calendar year.  Tenant will begin paying the revised estimated amount together with the next monthly payment of Base Annual Rent due after receipt by Tenant of Landlord’s notice.

Annual Adjustments.  On or before April 1 of each calendar year, Landlord will prepare and deliver to Tenant a statement setting forth the calculation of Tenant’s actual Pro Rata Share of Operating Costs for the previous calendar year. Within thirty (30) days after receipt of the statement of Tenant’s actual Pro Rata Share of Operating Costs, Tenant will pay to Landlord, or Landlord will credit against the next rental or other payment or payments due from Tenant, as the case may be, the difference between Tenant’s actual Pro Rata Share of Operating Costs for the preceding calendar year and Tenant’s estimated Pro Rata Share of Operating Costs paid by Tenant during such year.

Final Partial Year.  If the Term will expire or this Lease has been terminated prior to a final determination of the Tenant’s actual Pro Rata Share of Operating Costs, the amount of adjustment between Tenant’s estimated Pro Rata Share and Tenant’s actual Pro Rata Share of Operating Costs payable for the preceding calendar year and/or the final partial calendar year of the Term will be projected by the Landlord based upon the best data available to Landlord at the time of the estimate.  Within thirty (30) days after receipt of a statement from Landlord

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setting forth Landlord’s projections, Tenant will pay to Landlord, or Landlord will pay to Tenant, as the case may be, the difference between Tenant’s projected actual Pro Rata Share of Operating Costs for the period in question and Tenant’s estimated Pro Rata Share of Operating Costs paid by Tenant for the period in question.  The obligations set forth in the preceding sentence will survive the Expiration Date or earlier termination of this Lease.

Adjustment for Occupancy.  During any calendar year in which the Building has less than full occupancy, Operating Costs will be computed as though the Building had been completely occupied for the entire calendar year.

(iii)Personal Property Taxes.  Tenant agrees to pay, before delinquency, all taxes, fees or charges, rates, duties and assessments, imposed, levied or assessed directly against Tenant, or indirectly through Landlord, and payable during the Term hereof, upon Tenant’s equipment, furniture, movable trade fixtures and other personal property located in the Premises.  Tenant will also pay, before delinquency, business and other taxes, fees or charges, rates, duties and assessments imposed, levied or assessed because of the Tenant’s occupancy of the Premises or upon the business or income of the Tenant generated from the Premises.

(iv)Late Payments.  Should Tenant fail to pay when due any installment of Base Annual Rent on or before the fifth (5th) day of each calendar month, Interest will accrue from the date on which such sum is due and such Interest, together with a “Late Charge” (herein so called) in an amount equal to five percent (5%) of the installment then due, will be paid by Tenant to Landlord at the time of payment of the delinquent sum.  The Late Charge is agreed by Landlord and Tenant to be a reasonable estimate of the extra administrative expenses incurred by Landlord in handling such delinquency.

(v)Interest.  Whenever reference is made in this Lease to the accrual of interest on sums due Landlord or whenever any amount owed to Landlord is not paid when due, such sum will bear interest (“Interest”) at an annual rate equal to the lesser of (i) two percent (2%) over the “base” or “prime rate published from time to time by Citibank, N.A., or (ii) the maximum lawful rate.

(vi)Administrative Reimbursement.  In the event Landlord performs construction, maintenance, or repairs for Tenant under Sections 7.2 or 12.2 of Part Two of this Lease, Tenant will reimburse Landlord within five (5) days after receipt of an invoice from Landlord for the cost of such construction, maintenance or repairs plus an amount equal to ten percent (10%) of such costs (“Administrative Reimbursement”) to reimburse Landlord for administration and overhead.

(d)CONSTRUCTION

Tenant accepts the Premises in its “as-is” condition. In the event any construction of tenant improvements is necessary for the Premises, such construction will be accomplished and the cost of such construction will be borne by Landlord and/or Tenant in accordance with a separate Rider to this Lease (“Work Letter”) between Landlord and Tenant. Except as expressly provided in this Lease or in the Work Letter, if any, Tenant acknowledges that Landlord has not undertaken to

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perform any modification, alteration or improvement to the Premises.  By taking possession of the Premises, Tenant waives (i) any claims due to defects in the Premises; and (ii) all express and implied warranties of suitability, habitability and fitness for any particular purpose.  Except to the extent otherwise expressly provided in this Lease, Tenant waives the right to terminate the Lease due to the condition of the Premises.

(e)SERVICES AND UTILITIES

(i)Services by Landlord.  Landlord shall provide, at its cost, electricity and telephone service connections into the Premises; but Tenant shall pay for all water, gas, heat and air-conditioning, light, power and electricity, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes.  Such payments will be made directly to the supplier of any utility that is separately metered to the Premises.  If any such services are not separately metered to Tenant, Tenant shall pay its Pro Rata Share, as determined by Landlord, of all charges jointly metered with other Premises.  Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.  Tenant will indemnify and hold harmless Landlord from any utility charge incurred at the Premises during the Term.  No interruption or malfunction of any utility service will constitute an eviction or disturbance of Tenant’s use and possession of the Premises, nor shall such constitute a breach by Landlord of any of its obligations under this Lease or render Landlord liable for damages or entitle Tenant to be relieved of any of is obligations under this Lease or grant Tenant any right of setoff or recoupment.

(ii)Tenant’s Obligations.  Tenant will pay for, prior to delinquency, all telephone charges and all other materials and services not expressly the obligation of Landlord that are furnished to or used on or about the Premises during the Term of this Lease.

Landlord and Tenant agree that there are several telecommunications companies (hereinafter “Telco”) which serve the lease premises.  As each of the Telco’s offer its own set of advantages and disadvantages, Tenant agrees to select a Telco within 30 days of signing this lease and to provide Landlord a copy of its contract with the Telco which will include services to be rendered as well as the term of the agreement.  Tenant agrees, at Landlord’s option, to cause all of the wiring and other Telco equipment to be removed from the premises upon the termination of this lease.  Should any changes be made to the Telco vendor during the term of the Lease, Tenant must advise Landlord of these changes in addition to any revisions to the Telco contract etc.

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(iii)Tenant’s Additional Service Requirements.

Additional Services Requiring Landlord Consent.  Tenant will not, without Landlord’s prior consent, do the following:  (i) install or use special lighting beyond Building standard, or any equipment, machinery, or device in the Premises which requires a nominal voltage of more than one hundred twenty (120) volts single phase, or which in Landlord’s reasonable opinion exceeds the capacity of existing feeders, conductors, risers, or wiring in or to the Premises or Building, or which requires amounts of water in excess of that usually furnished or supplied for use in office/warehouse space, or which will decrease the amount or pressure of water or the amperage or voltage of electricity Landlord can furnish to other occupants of the Building; (ii) install or use any heat or cold-generating equipment, machinery or device which affects the temperature otherwise maintainable by the heat or air conditioning system of the Building; (iii) use portions of the Premises for special purposes requiring greater or more difficult cleaning work than office/warehouse areas, such as, but not limited to, kitchens, reproduction rooms, interior glass partitions, and non-Building standard materials or finishes; or (iv) accumulate refuse or rubbish (A) in excess of that ordinarily accumulated in business office/warehouse occupancy or (B) at times other than the Building’s standard cleaning times.

Providing Additional Services.  lf, in the reasonable opinion of Landlord, additional services to Tenant are necessary, Landlord will have the following rights:

Removal by Tenant.  Landlord may require that Tenant cease the activity or remove the item (or refuse to permit the activity or installation of the item), causing (or which will cause) the need for such additional service, if Landlord and Tenant are not able to agree upon a mutually satisfactory method for providing such additional services or, in the reasonable opinion of Landlord, providing such additional service is not operationally or economically feasible.

Replacement Bulbs.  With respect to lighting beyond standard lighting used throughout the Building, Landlord may purchase and replace, at the expense of Tenant, light bulbs and ballasts and/or fixtures.

Cleaning Contractor.  With respect to additional cleaning work, Landlord may instruct Landlord’s janitorial contractor to provide such services and the cost of such service will be the obligation of Tenant.

(iv)Interruption of Utility Service.  Landlord will use Landlord’s best efforts to provide the services required of Landlord under this Lease.  However, Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations under this Lease, to stop or interrupt or reduce any of the services listed in Section 5.1 or to stop or interrupt or reduce any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of (i) accidents or emergencies, (ii) the making of repairs or changes which Landlord in good faith deems necessary or is required or is permitted by this Lease or by law to make, (iii) difficulty in securing proper supplies of fuel, water, electricity, labor or supplies, (iv) the compliance by Landlord with governmental, quasi-governmental or utility company energy conservation measures, or (v) the exercise by Landlord of any right under Section 6.5.  Landlord will, in the event of an interruption of a utility service, use Landlord’s best efforts

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to cause such service to be resumed.  However, no interruption or stoppage of any of such services will ever be construed as an eviction of Tenant nor will such interruption or stoppage cause any abatement of the rent payable under this Lease or in any manner relieve Tenant from any of Tenant’s obligations under this Lease.

(f)OCCUPANCY AND CONTROL

(i)Use.  The demised Premises shall be used only for the purpose of corporate office and warehouse, receiving, storing and testing of materials and merchandise made and/or distributed by Tenant for such other lawful purposes as may be incidental thereto.  The storage of any materials or chemicals by Tenant will require the Tenant to utilize MSDA sheets in the handling, storage and utilization of /Tenant’s materials.  Tenant will use the Premises in a careful, safe and proper manner an will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises.  Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord’s prior written consent.  Tenant shall obtain, at its own cost and expense, any and all licenses and permits necessary for any such use.  Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon, or in connection with the Premises, all at Tenant’s sole expense.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building in which the Premises are situated or unseasonably interfere with their use of their respective premises.  Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable.  Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.  Tenant agrees to comply with all City of Spring Valley rules and regulations regarding flammable substances.

(ii)Rules and Regulations.  Tenant’s use of the Premises and the Common Areas will be subject at all times during the Term to the “Rules and Regulations” attached to the Lease as Exhibit D and to any modifications of such Rules and Regulations and any additional Rules and Regulations from time to time promulgated by Landlord.  Additional Rules and Regulations will not become effective and a part of this Lease until a copy of same has been delivered to Tenant.  The inability of Landlord to cause another occupant of the Building to comply with the Rules and Regulations will neither excuse Tenant’s obligation to comply with such Rules and Regulations or any other obligation of Tenant under this Lease nor cause the Landlord to be liable to Tenant for any damage resulting to Tenant.  Tenant will cause Tenant’s employees, servants and agents to comply with the Rules and Regulations.

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(iii)Additional Covenants of Tenant.

Laws, Statutes.  Tenant will, at Tenant’s sole cost, promptly comply with (i) all laws, orders, regulations, and other government requirements now in force or hereafter enacted relating to the use, condition, or occupancy of the Premises, including without limitation, (A) Title III of The Americans with Disabilities Act of 1990, all regulations issued thereunder, and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, and the Texas Architectural Barriers Act, as the same are in effect on the date of this Lease and as hereafter amended, (“Disabilities Acts”), and (B) all applicable laws, ordinances, and regulations (including consent orders and administrative orders) relating to public health and safety and protection of the environment and regulation of “Hazardous Substances”, as such term is defined in Article 21 of the General Lease Provisions (“Environmental Laws”), and (ii) all rules, orders, mandates, directives, regulations and requirements pertaining to the use of the Premises and the conduct of Tenant’s business imposed by Landlord’s insurers, American Insurance Association (formerly known as “National Board of Fire Underwriters”) or insurance service office, any utility company serving the Building or any other similar body having jurisdiction over the Building, any related parking areas, and the Premises.

Nuisance.  Tenant will not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the operation of the Project or with the rights of other tenants or occupants of the Project or injure, disturb or annoy other tenants or occupants of the Project.

Building Reputation.  Tenant will not use or permit the Premises to be used for any objectionable purpose or any purpose which, in the reasonable opinion of the Landlord, harms or tends to harm the business or reputation of the Landlord or Building or reflects unfavorably on the Building, or any part of the Building, or deceives or defrauds the public.

Recording.  Tenant will not record this Lease or any memorandum of this Lease without the prior written consent of Landlord. Tenant will, upon request of Landlord, execute, acknowledge and deliver to Landlord a short form or memorandum of this Lease for recording purposes.

(iv)Access by Landlord.  Landlord reserves the right for Landlord and Landlord’s agents to enter the Premises at any reasonable time (i) to inspect the Premises, (ii) to supply janitorial service or other services to be provided by Landlord to Tenant under this Lease, (iii) to show the Premises to prospective lenders, purchasers or tenants, (iv) to alter, improve, maintain or repair the Premises or any other portion of the Building abutting the Premises, (v) to install, maintain, repair, replace or relocate any pipe, duct, conduit, wire or equipment serving other portions of the Building but located in the ceiling, wall or floor of the Premises, (vi) to perform any other obligation of Tenant after Tenant’s failure to perform same, or (vii) upon default by Tenant under this Lease.  If Landlord enters the Premises for the purpose of performing work, Landlord may erect scaffolding and store tools, material, and equipment in the Premises when required by the character of the work to be performed.

(v)Control of Project.  The Project will be at all times under the exclusive control, management and operation of the Landlord. Landlord hereby reserves the right

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from time to time (i) to alter or redecorate the Project, or any part thereof, or construct additional facilities adjoining or proximate to the Project; (ii) to close temporarily doors, entry ways, public spaces and corridors and to interrupt or suspend temporarily Building services and facilities in order to perform any redecorating or alteration or in order to prevent the public from acquiring prescriptive rights in the Common Areas; and (iii) to change the name of the Building.

(vi)Minimization of Disruption.  Landlord will attempt not to disrupt Tenant’s operations in the Premises during the exercise of Landlord’s rights or the performance by Landlord of Landlord’s obligations under this Lease, but will not be required to incur extra expenses in order to minimize such disruption.  No exercise by Landlord of any right or the performance by Landlord of Landlord’s obligations under this Lease will constitute actual or constructive eviction or a breach of any express of implied covenant for quiet enjoyment.

(g)REPAIRS, MAINTENANCE AND ALTERATIONS

(i)Landlord’s Repair Obligations.  Landlord will, subject to the casualty provisions of Article 9, maintain the (i) the Common Areas and Service Areas, (ii) roof, foundation, exterior windows and load bearing items of the Building; (iii) exterior surfaces of walls; and (iv) plumbing, pipes and conduits located in the Common Areas or Service Areas of the Building. Landlord will not be required to make any repair in connection with or resulting from (1) any alteration or modification to the Premises or to Building equipment performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (2) the installation, use or operation of Tenant’s property, fixtures and equipment, (3) the moving of Tenant’s property in or out of the Building or in and about the Premises, (4) Tenant’s use or occupancy of the Premises in violation of Article 6 or in a manner not contemplated by the parties at the time of execution of this Lease (e.g., subsequent installation of special use rooms), (5) the acts or omissions of Tenant and Tenant’s employees, agents, invitees, subtenants, licensees or contractors, (6) fire or other casualty, except as provided in Article 9, or (7) condemnation, except as provided in Article 10.  Depending upon the nature of repairs undertaken by Landlord, the cost of such repairs will be borne solely by Landlord or reimbursed to Landlord either by a particular tenant or tenants or by all tenants as an Operating Cost.

(ii)Tenant’s Repair Obligations.  Tenant, at Tenant’s expense, will maintain the Premises in good order, condition and repair including, without limitation, the interior surfaces of the windows, walls and ceilings; floors; wall and floor coverings; window coverings; doors; interior windows, the heat and air-conditioning equipment installed in the Premises; and all switches, fixtures and equipment in the Premises.  Upon receipt of reasonable notice from Tenant, Landlord will perform, at the expense of Tenant, all repairs and maintenance to plumbing, pipes and electrical wiring located within walls, above ceiling surfaces and below floor surfaces resulting from the use of the Premises by Tenant.  In no event will Tenant be responsible for any plumbing, pipes and electrical wiring, switches, fixtures and equipment located in the Premises but serving another tenant or for portions of the electrical, mechanical and plumbing systems of the Building which are located in the Premises, except for (i) repairs resulting from the acts of Tenant and Tenant’s employees, agents, invitees, subtenants, licensees or contractors, and (ii) modifications made to such systems by, for, or because of Tenant, and (iii) special equipment installed by, for, or because of Tenant.

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(iii)Rights of Landlord.  In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, Landlord will have the right to perform such maintenance, repairs, refurbishing or repairing at Tenant’s expense.

(iv)Surrender.  Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of Landlord’s right to re-enter the Premises without terminating this Lease, Tenant will surrender the Premises in the same condition as received or as subsequently improved by Landlord or Tenant, except for (i) ordinary wear and tear and (ii) damage by fire, earthquake, acts of God or the elements for which damage Landlord has received all insurance proceeds, and will deliver to Landlord all keys for the Premises and combinations to safes located in the Premises.  Tenant will, at Landlord’s option, remove, or cause to be removed, from the Premises or the Building, at Tenant’s expense and as of Expiration Date or earlier termination of this Lease, all signs, notices, displays, millwork, non-movable trade fixtures, or, at the option of Landlord, any leasehold improvements placed in the Premises by or at the request of Tenant.  Tenant agrees to repair, at Tenant’s expense, any damage to the Premises or any other part of the Project resulting from the removal of any articles of personal property, movable business or trade fixtures, machinery, equipment, furniture, movable partitions or tenant improvements, including without limitation, repairing the floor and patching and painting the walls where required by Landlord.  Tenant’s obligations under this Section 7.4 will survive the expiration or earlier termination of this Lease.  If Tenant fails to remove any item of property permitted or required to be removed at the expiration or earlier termination of the Term, Landlord, may, at Landlord’s option, (a) remove such property from the Premises at the expense of Tenant and sell or dispose of same in such manner as Landlord deems advisable, or (b) place such property in storage at the expense of Tenant.  Any property of Tenant remaining in the Premises ten (10) days after the Expiration Date or earlier termination of this Lease will be deemed to have been abandoned by Tenant.

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(v)Alterations by Tenant.

Approval Required.  Tenant will not make, or cause or permit to be made, any additions, alterations, installations or improvements in or to the Premises (collectively, “Alterations”), without the prior written consent of Landlord.  Unless Landlord has waived such requirement in writing, together with Tenant’s request for approval of any Alteration, Tenant must also submit details with respect to the proposed source of funds for the payment of the cost of the Alteration by Tenant, design concept, plans and specifications, names of proposed contractors, and financial and other pertinent information about such contractors (including without limitation, the labor organization affiliation or lack of affiliation of any contractors), certificates of insurance to be maintained by Tenant’s contractors, hours of construction, proposed construction methods, details with respect to the quality of the proposed work and evidence of security (such as payment and performance bonds) to assure timely completion of the work by the contractor and payment by the contractor of all costs of the work.  With respect to any Alteration which is visible from outside the Premises, such proposed Alteration must, in the opinion of Landlord, also be architecturally and aesthetically harmonious with the remainder of the Building.

Complex Alterations.  If the nature, volume or complexity of any proposed Alterations, causes Landlord to consult with an independent architect, engineer or other consultant, Tenant will reimburse Landlord for the fees and expenses incurred by Landlord.  If any improvements will affect the basic heat, ventilation and air conditioning or other Building systems or the Building, Landlord may require that such work be designed by consultants designated by Landlord and be performed by Landlord or Landlord’s contractors.

Standard of Work.  All work to be performed by or for Tenant pursuant hereto will be performed diligently and in a first-class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Project and/or Tenant, including, without limitation, the Disabilities Acts, Environmental Laws, and Landlord’s insurance carriers.  Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work.

Ownership of Alterations.  All Alterations made by or for Tenant (other than the Tenant’s movable trade fixtures), will immediately become the property of Landlord, without compensation to the Tenant; provided, however, Landlord will have no obligation to repair, maintain or insure such Alterations. Carpeting, shelving and cabinetry will be deemed improvements of the Premises and not movable trade fixtures, regardless of how or where affixed.  Such Alterations will not be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term and will be surrendered as a part of the Premises unless Landlord has requested that Tenant remove such Alterations.

(vi)Liens.  Tenant will keep the Premises and the Building free from any liens arising out of work performed, materials furnished, or obligations incurred by or on behalf of or for the benefit of Tenant.  If Tenant does not, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a

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proper bond or other security, Landlord will have, in addition to all other remedies provided in this Lease and by law, the option, to cause the same to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien.  All sums paid and expenses incurred by Landlord in connection therewith, including attorneys’ fees and a reasonable amount for Landlord’s administrative time, will be payable to Landlord by Tenant on demand with Interest from the date such sums are expended.

(h)INSURANCE

(i)Insurance Required of Tenant.  Tenant will, at Tenant’s sole expense, procure and maintain the coverage required by this Section 8.1.

Commercial General Liability Insurance.  Tenant will procure and maintain commercial general liability insurance (“Liability Insurance”) which (a) insures against claims for bodily injury, property damage, personal injury and advertising injury arising out of or relating, directly or indirectly, to the use, occupancy, or maintenance of the Premises or any portion of the Property by Tenant or any of its agents, employees, contractors, invitees and licensees, (b) insures, without exclusion, damage or injury arising from heat, smoke, or fumes from a hostile fire, (c) has limits of not less than (i) $1,000,000.00 per occurrence, (ii) $2,000,000.00 general aggregate per location, (iii) $2,000,000.00 products and completed operations aggregate, (iv) $1,000,000.00 for personal and advertising injury liability, (v) $50,000.00 for fire damage legal liability, and (vi) $5,000.00 for medical payments, which minimum limits may be increased if recommended by Landlord’s consultants or other insurance professionals, (d) includes blanket contractual liability and broad form property damage liability coverage, and (e) contains a standard separation of insured’s provision;

Motor Vehicle liability.  For any owned or leased automobiles, trucks, or other motor vehicles, auto liability insurance which insures against bodily injury and property damage claims arising out of ownership, use, or maintenance of any auto with a combined single limit per accident of not less than $1,000,000.00;

Workers’ Compensation and Employer Liability Coverage.  For any employees, Tenant will procure and maintain workers’ compensation insurance and employer’s liability insurance, as required by applicable laws, with limits of no less than $250,000.00 per accident, $250,000.00 per employee for bodily injury by disease, and $250,000.00 policy limit for bodily injury by disease.

Property Insurance.  Tenant will procure and maintain property insurance coverage (“Property Insurance”) for the following:  (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s personal property in, on, at or about the Premises or any other part of the Project; and (ii) all leasehold improvements to the Premises constructed pursuant to the Work Letter, if any, attached to this Lease and other improvements, betterments, and Alterations to the Premises.  Tenant’s Property Insurance must be written on the broadest available “all-risk” (special-causes-of-loss) policy form or an equivalent form acceptable to Landlord, include an agreed-amount endorsement for no less than one hundred percent (100%) of the full replacement cost (new without deduction for depreciation) of the covered items and

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property; be written in amounts of coverage that meet any coinsurance requirements of the policy or policies, and include vandalism and malicious mischief coverage, and sprinkler leakage coverage.  Landlord must be named as an “insured as its interest may appear” under Tenant’s Property Insurance.

Umbrella Insurance.  Umbrella excess liability insurance, in addition to and in excess of the commercial general liability, business auto liability and employer’s liability insurance described above, which insures against claims for bodily injury, personal injury, advertising injury and property damage and having limits of not less than (i) $1,000,000 per occurrence, and (ii) $1,000,000 for the annual aggregate.

Other Tenant Insurance Coverage.  Tenant will, at Tenant’s sole expense, procure and maintain any other and further insurance coverage that are generally required of similar class properties in the same geographical area.

(ii)Form of Policies and Additional Requirements.  Each liability insurance policy described above (except employer’s policies) shall name Landlord, Landlord’s agent and advisor, Landlord’s property manager and any mortgages and expressly including any trustees, directors, officers, employees or agents of any such entities, all as additional insureds.  Each property insurance policy described above shall name Landlord as loss payee with respect to any permanently affixed improvements and betterments to the Premises.  All such policies shall (i) be issued by insurers licensed to do business in the state in which the Property is located, (ii) be issued by insurers with a current rating of “A-” “VIII” or better in Best’s Insurance Reports, (iii) be primary without right of contribution from any of Landlord’s insurance, (iv) be written on an occurrence (and not claims-made) basis, and (v) be uncancellable without at least 30 days’ prior written notice to the Landlord and any Mortgagee.  At least 15 days before the Commencement Date (or, if earlier, the date Tenant first enters into the Premises for any reason), Tenant shall deliver to the Landlord certificates of insurance satisfactory to Landlord for each such policy required above.  Within 10 days after any such policy expires, Tenant shall deliver to the Landlord a certificate of renewal evidencing replacement of the policy.  The limits of insurance required by this Lease or as otherwise carried by Tenant shall not limit the liability of Tenant or relieve Tenant of any obligations under this Lease, except to the extent provided in any waiver of subrogation contained in this Lease.  Tenant shall have sole responsibility for payment of all deductibles.

(iii)Waiver of Subrogation.  Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each waives all rights to recovery, claims or causes of action against the other and the other’s agents, trustees, officers, directors and employees on account of any loss or damage which may occur to the Premises, the Property or any improvements thereto or to any personal property of such party to the extent such loss or damage is caused by a peril which is required to be insured against under this Lease, regardless of the cause or origin (including negligence of the other party).  Landlord and Tenant each covenants to the other that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against the other party.  Tenant covenants to Landlord that all policies of insurance maintained by Tenant respecting property damage shall permit such waiver of subrogation, and Tenant agrees to advise all of its insurers in writing of the waiver.  IT IS THE INTENTION OF LANDLORD AND TENANT THAT THE WAIVER CONTAINED IN THIS SECTION 8.3 APPLY TO ALL CLAIMS

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DESCRIBED HEREIN, INCLUDING, WITHOUT LIMITATION, ANY OF THE SAME THAT ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF LANDLORD, TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, INVITEES, SUBTENANTS, LICENSEES OR CONTRACTORS.

(iv)Landlord’s Insurance.  The Landlord shall maintain throughout the Term all-risk or fire and extended coverage insurance upon the Building in an amount equal to the replacement value thereof (or, in lieu thereof, a specified plan of self-insurance).  The premiums for such insurance and of each endorsement thereto shall be deemed to be part of the Insurance Costs for purposes of Section 3.2 hereof.  Furthermore, Tenant shall pay, as Additional Rent and as billed by Landlord, the entire amount of any increase in premiums for any insurance obtained by Landlord which occurs solely due to the particular use of the Premises by Tenant.

(v)Chemical Storage.  Tenant agrees to comply with the National Fire Protection Association (NFPA) for product storage, all local fire code requirements, underwriter laboratories (UL), OSHA, Environmental Protection Agency, and other subsets for chemical storage which are identified in the link below:

http://www.ehs.columbia.edu/safeuseofchemicals.html#statel

(i)DAMAGE OR DESTRUCTION

(i)Repair by Landlord.  Tenant will immediately notify Landlord of fire or other casualty in the Premises.  If the Premises are damaged by fire or other casualty and unless this Lease is terminated as hereinafter provided, Landlord will proceed with reasonable diligence to repair the so-called “shell” of the Premises and any leasehold improvements originally installed by Landlord.  Landlord’s obligation to repair is subject to (i) delays which may arise by reason of adjustment of loss under insurance policies, including, without limitation, Tenant’s policy for leasehold improvements and betterments described in Section 8.1 of this Lease, and (ii) other delays beyond Landlord’s reasonable control.  Landlord’s obligation to repair will be limited to the extent of insurance proceeds actually available to Landlord for repairs after the election by the holder of any mortgage against the Building to apply a portion or all of the proceeds against the debt owing to such holder.  Until Landlord’s repairs to the Premises are completed, the Base Annual Rent and additional rent will abate in proportion to the part of the Premises, if any, that is rendered untenantable.

(ii)Landlord’s Rights Upon The Occurrence of Certain Casualties.  In the event: (i) either the Premises or the Building (whether or not the Premises are affected) is totally or partially destroyed or damaged by fire or other casualty and repairs cannot, in Landlord’s reasonable judgment, be completed within one hundred eighty (180) days after the occurrence of such damage without the payment by Landlord of overtime or other premiums; (ii) fifty percent (50%) or more of the Rentable Area of the Building (wherever located) is damaged or destroyed by fire or other casualty (whether or not the Premises are affected thereby); (iii) damage is otherwise so great that Landlord, in Landlord’s absolute discretion, decides to demolish the Building, in whole or in substantial part; (iv) insurance proceeds remaining after payment of any proceeds required to be paid to the holder of any mortgage affecting the Project are insufficient to

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repair or restore the damage or destruction; (v) the Building or the Premises are damaged or destroyed as a result of any cause other than the perils covered by Landlord’s property insurance; or (vi) the Premises are materially damaged, in Landlord’s judgment, by fire or other casualty during the last twenty-four (24) months of the Term; Landlord may elect (a) to the extent of the insurance proceeds actually received by Landlord, to proceed to repair, restore or rebuild the Building or the Premises, in which event this Lease will continue in effect, or (b) to terminate this Lease (effective as of the event of destruction) upon thirty (30) days’ prior notice to Tenant, which notice will be given, if at all, within sixty (60) days following the date of the occurrence of the destruction.  In repairing or restoring the Building or any part thereof, Landlord may use designs, plans and specifications, other than those used in the original construction of the Building and Landlord may alter or relocate, or both, any or all buildings, facilities and improvements, including the Premises, provided that the Premises as altered or relocated will be substantially the same size and will be in all material respects reasonably comparable to the Premises.  Upon any such termination of this Lease, Tenant will surrender to Landlord the Premises and deliver to Landlord all proceeds from Tenant’s insurance attributable to tenant improvements and other additions, improvements, and property items which Tenant has no right to remove.  Tenant will pay Base Annual Rent and all other sums payable under this Lease prorated through the effective date of such termination and Landlord and Tenant will be free and discharged from all obligations under this Lease arising after the effective date of such termination, except those obligations expressly stated in this Lease to survive the termination of this Lease.

(iii)Repairs by Tenant.  Landlord will not be required to repair any injury or damage by fire or other cause, to restore or replace or to reimburse Tenant for damage to any of Tenant’s property or any leasehold improvements installed in the Premises by Tenant.  Landlord’s obligations to repair leasehold improvements originally installed by Landlord will be subject to, and limited to the extent of, receipt of adequate proceeds from Landlord’s and/or Tenant’s insurance under Sections 8.1(c) and 8.4.  Tenant will be required to repair any injury or damage to the Premises or to the contents of the Premises which Landlord is not responsible for repairing.  Except for abatement, if any, of Base Annual Rent and additional rent in accordance with the provisions of this Lease, Tenant will not be entitled to any allowance, compensation or damages from Landlord for loss of use of all or any part of the Premises or Tenant’s property or for any inconvenience, annoyance, disturbance or loss or interruption of business, or otherwise, arising from any damage to the Premises or any other part of the Project by fire or any other cause, or arising from any repairs, reconstruction or restoration, nor will Tenant have the right to terminate this Lease.

(j)EMINENT DOMAIN

(i)Taking.  If at any time during the initial term or any renewal term of this Lease all or substantially all of the Project (“substantially all” being defined in Section 10.2 below) shall be taken through exercise of the power of eminent domain or conveyed by deed in lieu of condemnation, this Lease shall terminate on the date that the acquiring agency requires the Project or the portion thereof being acquired to be vacated (the ‘Early Termination Date”).  All rental amounts paid by Tenant to Landlord shall be reconciled as of the Early Termination Date.  Landlord shall use its best efforts to provide Tenant with written notice of the scheduled start of any construction that would affect the Project.  Such construction, for the purposes of this

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provision, shall include, but not be limited to, road work that alters either the existing entrances and exits providing access between the Project and the service road of the Katy Freeway OH 10 west) or the intersection of Bingle Road and the Katy Freeway service road or that otherwise utilizes or takes a portion of the Project.

(ii)Definition.  Substantially all of the Project shall be deemed to have been taken if any portion of the Project is taken through the exercise of the power of eminent domain or conveyed by deed in lieu of condemnation and, in the Landlord’s sole discretion, the portion of the Project remaining cannot reasonably be used for the conduct and operation of the Tenant’s business after the taking or conveyance.  Landlord shall use commercially reasonable efforts to give Tenant notice of its determination that substantially all of the Project has been taken at least thirty (30) days prior to Early Termination Date.

(iii)Awards.  Landlord shall be entitled to and shall receive any and all awards that may be made as compensation for the taking of the Project or the portion thereof being acquired, including any compensation for damages to any remaining portions of the Project, and Tenant hereby assigns and transfers to Landlord any and all portions of such awards that otherwise would be paid to Tenant; provided, however, that Tenant does not assign and shall be entitled to receive and retain any separate relocation payment offered to Tenant by the acquiring authority.

(k)ASSIGNMENT AND SUBLETTING

(i)Consent.  Tenant will not assign this Lease or sublet all or any portion of the Premises without the prior written consent of Landlord.  If consent to any assignment or subletting is given by Landlord, such consent will not relieve Tenant or any guarantor of this Lease from any obligation or liability under this Lease.  If this Lease is assigned or any part of the Premises is occupied by any person other than Tenant without the consent of Landlord, Landlord may nevertheless collect Base Annual Rent and additional rent from the assignee or occupant, and apply the net amount collected to the Base Annual Rent and other amounts payable under this Lease but, in no event will such collection be construed as a waiver of this covenant.

(ii)Landlord’s Option.  If Tenant desires to assign this Lease or sublet all or part of the Premises, Tenant will notify Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or enter into such sublease.  Tenant will provide Landlord with a copy of the proposed assignment or sublease, and sufficient information concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed assignee or subtenant.  Within thirty (30) days after Landlord’s receipt of Tenant’s proposed assignment or sublease and all required information concerning the proposed subtenant(s) or assignee, Landlord will have the option to:  (i) cancel the Lease as to all of the Premises, if Tenant proposes to assign the Lease or sublet more than fifty percent (50%) of the Premises, or cancel the Lease as to the portion of the Premises proposed to be sublet if Tenant proposes to sublet less than fifty percent (50%) of the Premises; or (ii) consent to the proposed assignment or sublease, provided, however, (A) if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration for the assignment or sublease or any payment incident to the

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assignment or sublease) exceeds the rent payable under the Lease for such space, Tenant will pay to Landlord all of such excess rent and other excess consideration within ten (10) days following receipt of such excess rent and/or consideration by Tenant, and (B) if the Premises or Building must be altered in order for the proposed assignee or sublessee to comply with the Disabilities Act, Landlord may condition Landlord’s consent upon receipt of plans and specifications acceptable to Landlord for complying with the Disabilities Acts and of security acceptable to Landlord that such construction be completed timely and lien-free; or (iii) refuse to consent to the proposed assignment or sublease but allow Tenant to continue in the search for an assignee or sublessee that will be acceptable to Landlord, which option will be deemed to be elected unless Landlord gives Tenant notice providing otherwise.

(iii)Definition of Assignment.  The use of the words “assignment”, “subletting”, “assign”, or “assigned” or “sublet” in this Article 11 will include (i) the pledging, mortgaging or encumbering of Tenant’s interest in this Lease, or the Premises or any part thereof, (ii) the total or partial occupancy of all or any part of the Premises by any person, firm, partnership, or corporation, or any groups of persons, firms, partnerships, or corporations, or any combination thereof, other than Tenant, (iii) an assignment or transfer by operation of law, and (iv) a sale of substantially all of Tenant’s assets, and (v) with respect to a corporation, partnership, or other business entity, a transfer or issue by sale, assignment, bequest, inheritance, operation of law, or other disposition, or by subscription, any part or all of the corporate shares of or partnership or other interests in Tenant, so as to result in any change in the present effective voting control of Tenant by the party or parties holding such voting control on the date of this Lease.  Upon the request of Landlord, Tenant will make available to Landlord or to Landlord’s representatives, for inspection all books and records of Tenant necessary to ascertain whether there has, in effect, been a change in control of Tenant.

(iv)Legal Fees.  All legal fees and expenses incurred by Landlord in connection with the review by Landlord of Tenant’s request pursuant to this Article 11, together with any legal fees and disbursements incurred in the preparation and review of any documentation, will be the responsibility of Tenant and will be paid by Tenant within five (5) days from receipt of an invoice from Landlord, as additional rent.

(l)DEFAULT; REMEDIES

(i)Defaults by Tenant.  The occurrence of any of the following will constitute a default under this Lease by Tenant:  (i) any failure by Tenant to pay an installment of Base Annual Rent or to make any other payment required under this Lease when due [except that the first time such failure occurs during each calendar year, Tenant will not be in default unless Tenant fails to pay such sum within five (5) days after notice from Landlord]; (ii) any failure by Tenant to observe and perform any other provision of this Lease to be observed and performed by Tenant, where such failure continues for twenty (20) days after notice by Landlord to Tenant; (iii) failure to take possession or delivery of the Premises within ten (10) days after notice from Landlord that the Premises are ready for occupancy, or abandonment of the Premises, i.e., the failure by Tenant or Tenant’s employees to occupy the Premises for ten (10) consecutive days; (iv) Tenant’s interest in this Lease or in all or a part of the Premises is taken by process of law directed against Tenant, or becomes subject to any attachment at the instance of any creditor of or claimant

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against Tenant, and such attachment is not discharged within ten (10) days; (v) Tenant or any guarantor of Tenant’s obligations under this Lease:  (a) is unable to pay such party’s debts generally as they become due; (b) makes an assignment of all or a substantial part of such party’s property for the benefit of creditors; (c) convenes or attends a meeting of such party’s creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of such party’s debts; (d) applies for or consents to or acquiesces in the appointment of a receiver, trustee, liquidator, or custodian of such party or of all or a substantial part of such party’s property or of the Premises or of Tenant’s interest in this Lease; or (e) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors or an arrangement with creditors, or takes advantage of any insolvency law or files an answer admitting the material allegations of a petition filed against such party in any bankruptcy, relief, reorganization or insolvency proceedings; (vi) Tenant or any guarantor of Tenants obligations under this Lease takes any corporate action to authorize any of the actions set forth in Section 12.1(v); (vii) the entry of a court order, judgment or decree against Tenant or any guarantor of Tenant’s obligations under this Lease, without the application, approval or consent of such party, approving a petition seeking reorganization of such party or relief of debtors under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, or relief of debtors or granting an order for relief against it as debtor or appointing a receiver, trustee, liquidator, or custodian of such party or of all or a substantial part of such party’s property or of the Premises or of Tenant’s interest in this Lease, or adjudicating such party bankrupt or insolvent, and such order, judgment or decree will not be vacated, set aside or dismissed within sixty (60) days from the date of entry.

(ii)Remedies.  Upon the occurrence of any event of default enumerated in Section 12.1, Landlord will have the option of (i) terminating this Lease by notice thereof to Tenant or (ii) continuing this Lease in full force and effect and/or (iii) performing the obligation of Tenant and/or (iv) changing locks.

Termination of Lease.  In the event Landlord elects to terminate this Lease, upon notice to Tenant this Lease will end as to Tenant and all persons holding under Tenant, and all of Tenant’s rights will be forfeited and lapsed, as fully as if this Lease had expired by lapse of time, and there will be recoverable from Tenant:  (i) the cost of restoring the Premises to good condition, normal wear and tear excepted, (ii) all accrued, unpaid sums, plus Interest and late charges, if in arrears, under the terms of this Lease up to the date of termination, (iii) Landlord’s cost of recovering possession of the Premises, and (iv) rent and other sums accruing subsequent to the date of termination pursuant to the holdover provisions of Section 2.3.  Notwithstanding any provision in this Lease to the contrary, if Tenant’s default is by reason of Tenant’s failure to pay rents, Landlord will, at Landlord’s option, be entitled to liquidated damages equal to six (6) monthly installments of Base Annual Rent and, if Tenant’s default constitutes an anticipatory breach under Texas law, Landlord shall also be entitled to collect all other damages permitted under Texas law for anticipatory breach.  Landlord will at once have all the rights of re-entry upon the Premises, without becoming liable for damages, or guilty of a trespass.

Continuation of Lease.  In the event that Landlord elects to continue this Lease in full force and effect, Tenant will continue to be liable for all rents.  Landlord will nevertheless have all the rights of re-entry upon the Premises without becoming liable for damages, or guilty of a

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trespass. Landlord, after re-entry, may relet all or a part of the Premises to a substitute tenant or tenants, for a period of time equal to or less or greater than the remainder of the Term on whatever terms and conditions Landlord, at Landlord’s sole discretion, deems advisable.  Against the rents and sums due from Tenant to Landlord during the remainder of the Term, credit will be given Tenant in the net amount of rent received from the new tenant after deduction by Landlord for:  (i) the costs incurred by Landlord in reletting the Premises (including, without limitation, remodeling costs, brokerage fees, and the like), (ii) the accrued sums, plus Interest and late charges if in arrears, under the terms of this Lease, (iii) Landlord’s cost of recovering possession of the Premises, and (iv) if Landlord elects to store Tenant’s property in accordance with Section 7.4, the cost of storing any of Tenant’s property left on the Premises after re-entry.  Notwithstanding any provision in this Section 12.2(b) to the contrary, upon the default of any substitute tenant or upon the expiration of the term of such substitute tenant before the expiration of the Term hereof, Landlord may, at Landlord’s election, either relet to another substitute tenant, or terminate this Lease and exercise Landlord’s rights under Section 12.2(a) of this Lease.

Performance for Tenant.  In the event that Landlord elects to perform the obligation(s) of Tenant, all sums expended by Landlord effecting such performance (including Administrative Reimbursement under Section 3.8), plus Interest thereon, will be due and payable with the next monthly installment of Base Annual Rent.  Such sum will constitute additional rental under this Lease, and failure to pay such sums when due will enable Landlord to exercise all of Landlord’s remedies under this Lease.

Changing Locks.  Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access to the Premises, and Landlord will not be required to provide a new key or rights of access to Tenant.

(iii)Remedies Cumulative.  All rights and remedies of Landlord under this Lease will be nonexclusive of and in addition to any other remedies available to Landlord at law or in equity.

(iv)Attorneys’ Fees.  If legal action is necessary in order to enforce or interpret this Lease, the prevailing party will be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party is entitled.

(v)Waiver.  No covenant, term or condition or the breach thereof will be deemed waived, except by written consent of the party against whom the waiver is claimed and any waiver of the breach of any covenant, term or condition will not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.  Acceptance by Landlord of any performance by Tenant after the time the same was due will not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

(vi)Landlords Lien.  To assure payment of all sums due under this Lease and the faithful performance of all other covenants of the Lease, Tenant hereby grants to Landlord an express contract lien on and security interest in all goods, inventory, and equipment which may

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be placed in the Premises and also upon all proceeds which may accrue from such property.  Landlord will have all the rights and remedies of a secured party under the Texas Business and Commerce Code, and this lien and security interest may be foreclosed by process of law.  Tenant agrees that Landlord may file a financing statement in form sufficient to perfect the security interest of Landlord under the Texas Business and Commerce Code.  Tenant further agrees that Landlord may file this Lease as a financing statement.  The lien and security interest granted in this Section 12.6 will be cumulative of and in addition to any statutory lien rights in favor of Landlord, now or hereafter existing.

(vii)Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore (provided such inability does not arise from the inability of Landlord to pay for same), governmental restrictions, governmental action or inaction, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, mandatory or prohibitive injunction issued in connection with the enforcement of Disabilities Acts or Environmental Laws, and other causes beyond the reasonable control of Landlord, will excuse the performance by Landlord for a period of time equal to any such prevention, delay or stoppage, of any obligation Landlord is obligated to perform under this Lease.

(viii)Mitigation of Damages.  Upon termination of Tenant’s right to possess the Premises, Landlord shall, to the extent required by applicable law (and no further), use objectively reasonable efforts to mitigate damages by reletting the Premises.  Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to Section 11.1, or who (i) is an affiliate, parent or subsidiary of Tenant; (ii) is not acceptable to Landlord’s Mortgagee(s); (iii) requires improvements to the Premises to be made at Landlord’s expense; or (iv) is unwilling to accept lease terms then proposed by Landlord, including:  (A) leasing for a shorter or longer term than remains under this Lease, (B) re-configuring or combining the Premises with other space, (C) taking all or only a part of the Premises, and/or (D) changing the use of the Premises.

(m)ESTOPPEL CERTIFICATES

(i)Acknowledgment of Commencement Date.  Upon tender of possession of the Premises to Tenant and as often thereafter as may be requested by Landlord, Tenant will, within ten (10) days after receipt of a request from Landlord, execute, acknowledge and deliver to Landlord a statement in the form of Exhibit E which will (i) set forth the actual Commencement Date and Expiration Date of the Term, and (ii) contain acknowledgments that Tenant has accepted the Premises and that the Premises and Building are satisfactory in all respects.

(ii)Certificates.  Tenant will, within ten (10) days after receipt of a request from Landlord or any mortgagee of Landlord, execute, acknowledge and deliver to Landlord or such mortgagee either a statement in writing or three party agreement among Landlord, Tenant and such mortgagee (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease,

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as so modified, is in full force and effect) and the date to which Base Annual Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord under this Lease, or specifying such defaults if any are claimed, and (iii) specifying any further information and agreeing to such notice provisions and other matters reasonably requested by Landlord or such mortgagee.  Any such statement may be conclusively relied upon by a prospective purchaser or mortgagee of the Premises.  Tenant’s failure to deliver such statement within ten (10) days will constitute a default under this Lease.

(n)SUBORDINATION AND ATTORNMENT

This Lease is and will be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting the Project and to the lien and provisions of any mortgages or deeds of trust now or hereafter placed against the Project or against Landlord’s interest or estate in the Project or on or against any ground or underlying lease, and any renewals, modifications, consolidations and extensions of such lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effect subordination.  If any mortgagee, trustee or ground lessor elects to have this Lease prior to the lien of such mortgagee’s, trustee’s or ground lessor’s mortgage or deed of trust or ground lease, and gives notice of such election to Tenant, this Lease will be deemed prior to the lien of such mortgage or deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust, or ground lease, or the date of the recording thereof.  Tenant will execute and deliver upon request from Landlord, such further instruments evidencing the subordination of this Lease to any ground or underlying lease, and to any mortgage or deed of trust.  In the event any proceedings are brought for default under any ground or underlying lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust against the Project, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such proceedings, attorn to such successor in interest and recognize such successor in interest as Landlord under this Lease.

(o)LANDLORD’S INTEREST

(i)Liability of Landlord.  If Landlord defaults under this Lease and, if as a consequence of such default, Tenant recovers a money judgment against Landlord, such judgment will be satisfied only out of the right, title and interest of Landlord in the Project and Landlord will not be liable for any deficiency.  In no event will Tenant have the right to levy execution against any property of Landlord or Landlord’s partners other than Landlord’s interest in the Project.  In no event will Landlord be liable to Tenant for consequential or special damages.

(ii)Notice to Mortgagee.  If Landlord defaults under this Lease and, if as a consequence of such default, Tenant will have the right to terminate this Lease, Tenant will not exercise such right to terminate unless and until (i) Tenant gives notice of such default (specifying the exact nature of such default and how such default may be remedied) to any lessor under a ground lease or any mortgagee of the Project whose name and address have been delivered to Tenant prior to the time of default and (ii) such lessor and/or mortgagee fails to cure, or to cause to be cured, such default within thirty (30) days after such lessor’s or mortgagee’s receipt of notice.

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(iii)Sale of Project.  The term “Landlord” will mean only the owner at the time in question of the fee title or a tenant’s interest in a ground lease of the Project.  The obligations contained in this Lease to be performed by Landlord will be binding on Landlord and Landlord’s successors and assigns only during their respective periods of ownership.  In the event of a sale of the Project or assignment of this Lease by Landlord, Landlord will have the right to transfer the Security Deposit to Landlord’s vendee or assignee, subject to Tenant’s rights therein, and Landlord will thereafter be released from any liability to Tenant with respect to the return of the Security Deposit to Tenant.

(p)NOTICES

Wherever in this Lease it is required or permitted that a request, notice or demand be given or served or consent be obtained by either party to, on, or from the other, such request, notice, demand, or consent must be in writing and (i) personally delivered, (ii) mailed by certified or registered United States mail, postage prepaid, or (iii) sent by Federal Express Corporation or other nationally recognized overnight carrier for next day delivery, to the addresses of the parties specified in the Basic Lease Provisions.  Any notice which is mailed or sent by overnight courier will be deemed to have been given on the regular business day next following the date of deposit of such notice in a depository of the United States Postal Service or overnight carrier.  Either party may change such address by notice to the other.  Base Annual Rent and other charges will be paid to Landlord at Landlord’s address as set forth in the Basic Lease Provisions, or as changed pursuant to a notice delivered to Tenant in the manner specified above.

(q)BROKERS

Tenant represents and warrants that Tenant has had no dealings with any broker or agent other than the broker(s) specified in Paragraph 10 of the Basic Lease Provisions in connection with the negotiation or execution of this Lease.

(r)INDEMNITIES AND WAIVERS

(i)INDEMNITIES.  To the fullest extent permitted by law, Tenant will, at Tenant’s sole cost and expense, Indemnify Landlord Parties against all Claims arising from (z) any Personal Injury, Bodily Injury or Property Damage whatsoever occurring in or at the Premises; (ii) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Project; (iii) the use or occupancy, or manner of use or occupancy, or conduct or management of the Premises or of any business therein; (iv) any act, error, omission, negligence, or willful misconduct of any of Tenant Parties in, on or about the Premises or the Project; (v) the conduct of Tenant’s business; (vi) any alterations, activities, work or things done, omitted, permitted or allowed by Tenant Parties in, at or about the Premises or Project, including the violation of or failure to comply with, or the alleged violation of or alleged failure to comply with, Environmental Laws, Disabilities Acts or any other applicable laws, statutes, ordinances, standards, rules, regulations, orders, or judgments in existence on the date of the Lease or enacted, promulgated or issued after the date of this Lease; (vii) any breach or default by Tenant in the full and prompt payment of any amount due under this Lease, any breach, violation or nonperformance of any term, condition, covenant or other obligation of Tenant under

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this Lease, or any misrepresentation made by Tenant or any guarantor of Tenant’s obligations in connection with this Lease; (viii) all damages sustained by Landlord as a result of any holdover by Tenant or any Tenant party in the Premises including, but not limited to, any claims by another lessee resulting from a delay by Landlord in delivering possession of the Premises to such lessee; (ix) any liens or encumbrances arising out of any work performed or materials furnished by or for Tenant; or (x) commissions or other compensation or charges claimed by any real estate broker or agent [other than the Broker(s) specified in the Basic Lease Provisions], with respect to this Lease by, through, or under Tenant.

(ii)WAIVERS.  To the fullest extent permitted by law, Tenant, on behalf of all Tenant Parties, Waives all Claims, against Landlord Parties arising from the following:  (i) any Personal Injury, Bodily Injury, or Property Damage occurring in or at the Premises; (ii) any loss of or damage to property of a Tenant Party located in the Premises or other part of the Project by theft or otherwise; (iii) any Personal Injury, Bodily Injury, or Property Damage to any Tenant Party caused by other lessees of the Project, parties not occupying space in the Project, occupants of property adjacent to the Project, or the public or by the construction of any private, public, or quasi-public work occurring either in the Premises or elsewhere in the Project; (iv) any interruption or stoppage of any utility service or for any damage to persons or property resulting from such stoppage; (v) business interruption or loss of use of the Premises suffered by Tenant; (vi) any latent defect in construction of the Building; (vii) damages or injuries or interference with Tenant’s business, loss of occupancy or quiet enjoyment and any other loss resulting from the exercise by Landlord of any right or the performance by Landlord of Landlord’s maintenance or other obligations under this Lease, (viii) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Project.

(iii)DEFINITIONS.  For purposes of this Article 18:  (i) the term “Tenant Parties” means Tenant, and Tenant’s officers, members, partners, agents, employees, sublessees, licensees, invitees and independent contractors, and all persons and entities claiming through any of these persons or entities; (ii) the term “Landlord Parties” means Landlord and the partners, venturers, trustees and ancillary trustees of Landlord and the respective officers, directors, shareholders, members, parents, subsidiaries and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees and independent contractors of these persons or entities; (iii) the term “Indemnify” means indemnify, defend (with counsel reasonably acceptable to Landlord) and hold free and harmless from and against; (iv) the term “Claims” means all liabilities, claims, damages (including consequential damages), losses, penalties, litigation, demands, causes of action (whether in tort or contract, in law or at equity or otherwise), suits, proceedings, judgments, disbursements, charges, assessments, and expenses (including attorneys’ and experts’ fees and expenses and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding); (v) the term “Waives” means that Tenant Parties waive and knowingly and voluntarily assume the risk of and (vi) the terms ‘Bodily lnjury’; “Personal Injury” and “Property Damage” will have the same meanings as in the form of commercial general insurance policy issued by Insurance Services Office, Inc. most recently prior to the date of the injury or loss in question.

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(iv)SCOPE OF INDEMNITIES AND WAIVERS.  Except as provided in the following sentence, the indemnities and waivers contained in Article 18 will apply regardless of the active or passive negligence or sole, joint, concurrent, or comparative negligence of any of Landlord Parties, and regardless of whether liability without fault or strict liability is imposed or sought to be imposed on any of Landlord Parties.  The indemnities and waivers contained in Article 18 will not apply to the extent of the percentage of liabilities that a final judgment of a court of competent jurisdiction establishes under the comparative negligence principles of the State of Texas, that a Claim against a Landlord Party was proximately caused by the willful’ misconduct or gross negligence of that Landlord Party; provided, however, that in such event the indemnity or waiver will remain valid for all other Landlord Parties.  To the extent that Landlord’s insurance provides insurance for any such claim, then such claim will be the responsibility of the insurance company.

(v)OBLIGATIONS INDEPENDENT OF INSURANCE.  The indemnification provided in Section 18.1 may not be construed or interpreted as in any way restricting, limiting or modifying Tenant’s insurance or other obligations under this Lease, and the provisions of Section 18.1 are independent of Tenant’s insurance and other obligations.  Tenant’s compliance with the insurance requirements and other obligations under this Lease does not in any way restrict, limit or modify Tenant’s indemnification obligations under this Lease.

(vi)SURVIVAL.  The provisions of this Article 18 will survive the expiration or earlier termination of this Lease until all claims against Landlord Parties involving any of the indemnified or waived matters are fully and finally barred by the applicable statutes of limitations.

(vii)DUTY TO DEFEND.  Tenant’s duty to defend Landlord Parties is separate and independent of Tenant’s duty to Indemnify Landlord Parties. Tenant’s duty to defend includes Claims for which Landlord Parties may be liable without fault or may be strictly liable.  Tenant’s duty to defend applies regardless of whether the issues of negligence, liability, fault, default or other obligation on the part of Tenant Parties have been determined.  Tenant’s duty to defend applies immediately, regardless of whether Landlord Parties have paid any sums or incurred any detriment arising out of or relating, directly or indirectly, to any Claims.  It is the express intention of Landlord and Tenant that Landlord Parties will be entitled to obtain summary adjudication regarding Tenant’s duty to defend Landlord Parties at any stage of any Claim within the scope of this Article 18.

(s)RELOCATION

(i)SUBSTITUTION OF SPACE/RELOCATION.  Landlord reserves the right at any time prior to tender of possession of the Premises to Tenant or during the Term of this Lease after the Commencement Date and upon sixty (60) days’ prior notice (“Substitution Notice”) to substitute other space (“Substitute Space”) within the Complex on a date of relocation (the “Relocation Date”) specified therein provided the Rentable Area of the Substitute Space is approximately the same as the Rentable Area of the Premises.  In such event, all reasonable expenses of moving Tenant and decorating the Substitute Space with substantially the same leasehold improvements shall be at the expense of Landlord; including the physical move,

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relocating Tenant’s existing telephone equipment and other costs set forth below.  All moving costs (including the cost to relocate phones, computers and other systems of similar nature), all costs of reprinting stationery, cards and other printed material bearing Tenant’s address at the Premises if such address changes due to the relocation (but only the quantity existing immediately prior to the relocation ) and all other out-of-pocket costs directly incurred by Tenant in connection with the relocation to the Substitute Space, including reasonable decorating and sign costs, shall be paid by Landlord within thirty (30) days after receipt of third party invoices therefore.  Tenant shall have the option, effective as of the Relocation Date, either to enter into an appropriate lease amendment relocating the Premises, or to terminate this Lease, which option shall be exercised within 5 business days following receipt of the Substitution Notice.  Failure of Tenant to choose either option within such period shall constitute Tenant’s election to relocate.  If Tenant elects (or is deemed to have elected) to relocate, Landlord shall have the option to tender the Substitute Space to Tenant on any date within a 30 day period prior to or after the Relocation Date, in which event the date of tender of possession of the Substitute Space shall become the Relocation Date.

(ii)Maximum Base Annual Rent.  The Base Annual Rent for the Substitute Space will be computed by multiplying the number of square feet of Rentable Area in the Substitute Space by the Base Annual Rent for the Premises per square foot of Rentable Area.

(iii)Condition of Premises.  If relocation occurs after the Commencement Date, Tenant will have the election to take the Substitute Space “as is” or to have the Substitute Space improved in substantially the same manner as the Premises, such election to be exercised by notice delivered to Landlord within ten (10) days after Tenant’s receipt of the Substitution Notice.  Failure by Tenant to notify Landlord of Tenant’s election within the ten (10) day period will be deemed to be an election to take the Substitute Space “as is”.

(iv)Commencement of Rent.  Rental for the Substitute Space will commence to accrue within fifteen (15) days after Landlord tenders possession of the Substitute Space to the Tenant.  Tenant’s continued occupancy of the Premises after such fifteen (15) day period will be treated as a holding over by Tenant under Section 2.3 hereof.

(t)PARKING

(i)Parking Spaces.  Landlord hereby grants to Tenant and persons designated by Tenant (“Tenant’s Designated Parkers”) a license to use the number of parking spaces set forth in Paragraph 12 of the Basic Lease Provisions, in the surface parking lot (the “Lot”) provided by Landlord for the use of tenants and occupants of the Building.  The term of such license will commence on the Commencement Date and will continue until the earliest to occur of the Expiration Date, termination of the Lease, Tenant’s abandonment of the Premises or Tenant’s parking rights, or termination by Landlord of Tenant’s parking rights in accordance with Section 20.4.  During the term of this license, Tenant will pay Landlord the monthly charges established from time to time by Landlord for parking in the Lot as set forth in Paragraph 12 of the Basic Lease Provisions, payable in advance, with Tenant’s payment of monthly installment of Base Annual Rental.  No deductions from the monthly charges will be made for days on which the Lot is not used by Tenant.  However, Tenant may reduce the number of parking spaces hereunder, at any time, by providing at least thirty (30) days’ advance written notice to Landlord, accompanied by

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any keycard, sticker or other identification or entrance system, if any, provided by Landlord or its parking contractor.  Tenant’s reduction of the number of parking spaces will be irrevocable.

(ii)Control of Parking.  Landlord reserves the right from time to time to adopt, modify and enforce reasonable rules governing the use of the Lot, including any keycard, sticker or other identification or entrance system, and hours of operation.  Landlord may refuse to permit any person who violates such rules to park in the Lot.  The parking spaces hereunder will be provided on an unreserved “first-come, first-served” basis.  Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped persons and for other lessees, guests of other lessees, or other parties, and Tenant and Tenant’s Designated Parkers will not park in any such assigned or reserved spaces.  Landlord also reserves the right to close all or any portion of the Lot in order to make repairs or perform maintenance services, or to alter, modify, restripe or renovate the Lot, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord’s reasonable control.

(iii)Landlord’s Liability.  If, for any other reason, Tenant or Tenant’s Designated Parkers, are denied access to the Lot, and Tenant or such persons will have complied with this Section 20, Landlord’s liability will be limited to parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking, which amount Landlord will pay upon presentation of documentation supporting Tenant’s claims in connection therewith.

(iv)Remedies for Parking Violations.  If Tenant or any of its designated parkers violate the rules applicable to the parking areas, Landlord will have the right to remove from the Lot any vehicles which are involved or are owned or driven by parties involved in the violation.  In addition, Landlord will have the right to cancel Tenant’s parking spaces on ten (10) days’ written notice.  If Tenant or any of Tenant’s Designated Parkers violate the same term or condition more than three (3) times during any twelve (12) month period, the next violation of such term or condition during the succeeding twelve (12) month period, will, at Landlord’s election, constitute an incurable violation of the parking rules.  Landlord’s rights to cancel parking privileges and remove vehicles are cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

(u)HAZARDOUS SUBSTANCES

The term “Hazardous Substances”, as used in this Lease will mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is regulated, restricted, prohibited or penalized by any Environmental Law.  Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (“Permitted Activities”) provided the Permitted Activities are conducted in accordance with all Environmental Laws; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant’s business (“Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; (iii) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the

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Permitted Materials, and if so brought or found thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  If any Hazardous Substance is discovered outside the Premises and such Hazardous Substance was brought into the Building or parking areas by Tenant or Tenant’s employees or contractors, Tenant, at Tenant’s sole cost and expense, will immediately take such action as is necessary to detain the spread of and remove the Hazardous Substance to the satisfaction of Landlord.  Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Laws, its obligations under this Section 21, or the environmental condition of the Premises.  Such inspections and tests shall be at Landlord’s expense unless such inspections or tests reveal that Tenant has not complied with Environmental Laws, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

(v)INTERPRETATIVE

(i)Calculation.  Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that each the provision of this Lease for determining charges, amounts and additional rent payable by Tenant (i) is commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges and (ii) constitutes a “method by which the charge is to be computed” for purposes of Section 93.004 of the Texas Property Code.  ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.004 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED.

(ii)Captions.  The captions of the Articles and Sections of this Lease are for convenience only and will not affect the interpretation or construction of any provision of this Lease.

(iii)Section Numbers.  All references to section numbers contained in the Basic Lease Provisions, the General Lease Provisions, Exhibit C or the Work Letter, if any, are to sections in the General Lease Provisions, unless expressly provided to the contrary.

(iv)Attachments.  Exhibits, addenda, schedules and riders attached hereto and listed in the Basic Lease Provisions (and no other exhibits, addendums, schedules and riders) are deemed by attachment to constitute part of this Lease and are incorporated into this Lease.

(v)Number, Gender, Defined Terms.  The words “Landlord” and “Tenant”, as used in this Lease, will include the plural as well as the singular.  Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the other and the neuter.  If more than one person or entity constitutes Tenant, the obligations under this Lease imposed upon Tenant will be joint and several.

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(vi)Entire Agreement.  This Lease, including any exhibits and attachments hereto listed in the Basic Lease Provisions, constitutes the entire agreement between Landlord and Tenant relative to the Premises.  Landlord and Tenant agree hereby that all prior or contemporaneous oral and written agreements between and among themselves or their agents, including any leasing agent, and representatives relative to the leasing of the Premises are merged in or revoked by this Lease.

(vii)Amendment.  This Lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant.

(viii)Severability.  If any term or provision of this Lease is, to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease will not be affected thereby, and each remaining term and provision of this Lease will be valid and be enforceable to the fullest extent permitted by law.

(ix)Time of Essence.  Time is of the essence of this Lease and each and every provision of this Lease.

(x)Best Efforts.  Whenever in this Lease or the Work Letter, if any, there is imposed upon Landlord the obligation to use Landlord’s best efforts or reasonable efforts or diligence, Landlord will be required to exert such efforts or diligence only to the extent the same are economically feasible and will not impose upon Landlord extraordinary financial or other burdens.

(xi)Binding Effect.  Subject to any provisions of this Lease restricting assignment or subletting by Tenant and releasing Landlord upon sale of the Building, all of the provisions of this Lease will bind and inure to the benefit of the parties to this Lease and their respective heirs, legal representatives, successors and assigns.

(xii)Subtenancies.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, will not work a merger of estates and will, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies.

(xiii)No Reservation.  Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease.  This Lease will be effective as a lease or otherwise only upon execution and delivery by both Landlord and Tenant.

(xiv)Consents.  If Tenant requests Landlord’s consent under any provision of this Lease and Landlord fails or refuses to give such consent, Tenant’s sole remedy will be an action for specific performance or injunction.

(xv)Choice of Law.  This Lease will be construed under, governed by and enforced in accordance with the laws of the State of Texas.

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EXHIBIT A

LAND

Legal Description

West Memorial Park, Phase II (8562)

Being a tract of land out of the A.H. Osbourne Survey, Abstract 610, Spring Valley, Harris County, Texas, and being more particularly described as follows:

The point of reference is the North R-O-W line of the M.K.T. Railroad (100 feet wide) and the East R-O-W line of Bingle Road.

THENCE East along the North R-O-W line M.K.T. Railroad (100 feet wide), a distance of 390.65’ to a point ;

THENCE Northwesterly along a circular curve to the left having a central angle of 10° 19’ 47” and a radius of 459.85 feet, a distance of 82.91 feet to a point of reverse curvature;

THENCE Northwesterly along a circular curve to the left having a central angle of 10° 19’ 47” and a radius of 424.85 feet, a distance of 76.60 feet to a point of tangency;

THENCE North a distance of 91.40 feet to the point of beginning;

THENCE North a distance of 180.86 feet to the point of curvature;

THENCE Northwesterly along a circular to the left having a central angel of 5° 32; 57”, a radius of 729.36 feet, and a length of 74.03 feet to a point of reverse curvature;

THENCE Northwesterly along a circular to the left having a central angel of 5° 32; 57”, a radius of 764.36 feet, and a length of 70.64 feet to a point of reverse curvature;

THENCE North a distance of 179.14 feet to a point for a corner;

THENCE East a distance of 586.47 feet to a point for a corner;

THENCE South 0° 15’ 23” E a distance of 50427 feet to a point for a corner;

THENCE West a distance of 581.73 to the POINT OF BEGINNING and containing 6.761 acres of land, more or less.

Exhibit A

EXHIBIT B

FLOOR PLAN

SUITE 174
SUITE 200
WAREHOUSE (NON HVAC)
WAREHOUSE AREA (NON HVAC)
OFFICE
MEN
WOMEN
OPEN KITCHEN
OPEN AREA
PLANTER

SITE KEY PLAN

BLDG. 8560 KEY PLAN

NOTE:
ALL INTERIOR PARTITION WALL LOCATIONS AND DIMENSIONS ARE APPROXIMATE, FOR REFERENCE ONLY AND SHALL BE VERIFIED FOR PLANNING & CONSTRUCTION DRAWINGS.

8560 KATY FREEWAY

SUITE 174 4,689sf
SUITE 200 4,995sf
TOTAL = 9,684sf
DATE: 05/20/20

Exhibit B

EXHIBIT C

OPERATING COST COMPUTATION

1.Operating Cost Exclusions.  The following are, without limitation, examples of costs excluded from the computation of Operating Costs:

(a)leasing commissions, attorneys’ fees, costs and disbursement and other expenses incurred in connection with leasing, renovating or improving space for tenants or prospective tenants of the Project;

(b)costs incurred by Landlord in the discharge of its obligations under the Work Letter;

(c)costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(d)Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Annual Rent and Operating Costs payable under the lease with such tenant or other occupant;

(e)any depreciation and amortization on the Project except as expressly permitted herein;

(f)costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Project;

(g)interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(h)all items and services for which Tenant reimburses Landlord outside of Operating Costs or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Project (other than Tenant) without reimbursement;

(i)advertising and promotional expenditures;

(j)repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds;

(k)costs, penalties and fines incurred due to the violation by Landlord or any other tenant of the Building of applicable laws, or the terms and conditions of any lease pertaining to the Building, except such as may be incurred by Landlord in contesting in good faith the alleged violation.

2.Operating Cost Examples.  The following are, without limitation, examples of costs included within the computation of Operating Costs:

Exhibit C

(a)garbage and waste disposal;

(b)janitorial service and window cleaning for the Project (including materials, supplies, light bulbs and ballasts standard to the Building, equipment and tools therefore and rental and depreciation costs related to any of the foregoing) or contracts with third parties to provide same;

(c)security;

(d)insurance premiums (including, without limitation, property, rental value, liability and any other types of insurance carried by Landlord with respect to the Project, the costs of which may include an allocation of a portion of the premium of a blanket insurance policy maintained by Landlord);

(e)business or excise taxes payable on account of Landlord’s ownership or operation of the Project (excluding any inheritance, estate succession, transfer, gift, franchise, corporation, income or profits tax imposed upon Landlord);

(f)real estate taxes, assessments, excises, and any other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, which may during the Term be levied or assessed against, or arising in connection with the use, occupancy, operation or possession of, the Project, or any part thereof, or substituted, in whole or in part, for a real estate tax, assessment, excise or governmental charge or levy previously in existence, by any authority having the direct or indirect power to tax, including interest on installment payments and all costs and fees (including attorneys’ fees) incurred by Landlord in contesting or negotiating with taxing authorities as to same; provided, however, Landlord will have the option to pay any of the foregoing as rentals under a ground lease arrangement with the fee simple titleholder to the land upon which the Project is, or is to be, constructed;

(g)water and sewer charges and any add-ons;

(h)operation, maintenance, and repair (to include replacement of components) of the Project, including but not limited to all floor, wall and window coverings and personal property in the Common Areas, Building systems such as heat, ventilation and air conditioning system, and all other mechanical or electrical systems serving the Building and the Common Areas and Service Areas and service agreements for all such systems and equipment;

(i)charges for any easement maintained for the benefit of the Project;

(j)license, permit and inspection fees;

(k)compliance with any fire safety or other governmental rules, regulations, laws, statutes, ordinances or requirements imposed by any governmental authority or insurance company with respect to the Project during the Term hereof;

Exhibit C

(1)wages, salaries, employee benefits and taxes (or an allocation of the foregoing) for personnel working full or part time in connection with the operation, maintenance and management of the Project;

(m)accounting and legal services (but excluding legal services in connection with negotiations and disputes with specific tenants unless the matter involved affects all tenants of the Project);

(n)administrative and management fees for the Project and Landlord’s overhead expenses directly attributable to Project management;

(o)indoor or outdoor landscaping;

(p)depreciation (or amortization) of Required Capital Improvements and Cost Savings Improvements.  “Required Capital Improvements” will mean capital improvements or replacements made in or to the Building in order to conform to any law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Project, including, without limitations, The Disabilities Acts.  “Cost Savings Improvements” will mean any capital improvements or replacements which are intended to reduce, stabilize or limit increases in Operating Costs.  [The cost of Cost Savings Improvements will be amortized by spreading such costs uniformly over a term equal to the lesser of (a) the period of years over which the amount by which Operating Costs are reduced would be equal to the cost of such installation or (b) ten (10) years.  The cost of Required Capital Improvements and depreciable (or amortizable) maintenance and repair items (e.g., painting of Common Areas, replacement of carpet in elevator lobbies), will be amortized by spreading such costs uniformly over a term equal to the lesser of (a) the period employed by Landlord for federal income tax purposes or (b) ten (10) years.]

(q)Interest (as defined in Section 3.7 of the General Lease Provisions) upon the un-depreciated (or unamortized) balance of the original cost of items which Landlord is entitled to depreciate (or amortize) as an Operating Cost;

(r)expenses and fees (including attorneys’ fees) incurred contesting of the validity or applicability of any governmental enactments which may affect Operating Costs; and the costs incurred by Landlord for (i) any and all forms of fuel or energy utilized in connection with the operation, maintenance, and use of the Project, (ii) sales, use, excise and other taxes assessed by governmental authorities on energy sources, and (iii) other costs of providing energy to the Project.

(s)the cost of Common Area services which are provided by Landlord for the mutual benefit of all tenants, including all expenses incurred by landlord with respect to the maintenance and operation of the Building and/or Project of which the Premises are a apart.  These services may include, but are not limited to, general landscaping, mowing of grass, care of shrubs (including replacement of expired plants); operation and maintenance of lawn sprinkler system; operation and maintenance of exterior lighting; water service and sewer charges; repainting of exterior surfaces of truck doors, handrails, downspouts, and other parts of the Building which require periodic preventive maintenance; parking lot

Exhibit C

maintenance; pro rate share of the Project’s Common Area maintenance and monitoring service; and a management fee equal to 3% of the gross rental due under this lease, payable monthly.

(t)Landlord will credit against Operating Costs any refunds received as a result of tax contests, after deduction for Landlord’s costs in connection with same.

(u)The foregoing provisions of this Exhibit C will not be deemed to require Landlord to furnish or cause to be furnished any service or facility not otherwise required to be furnished by Landlord pursuant to the provisions of this Lease, although Landlord, in Landlord’s absolute discretion, may choose to do so from time to time.

Exhibit C

EXHIBIT D

RULES & REGULATIONS

1.Except as specifically provided for in this Lease, no sign, placard, picture, advertisement, name or notice will be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or the Premises without the written consent of Landlord first having been obtained.

2.Any directory of the Building provided by Landlord will be exclusively for the display of the name and location of tenants in the Building, and Landlord reserves the right to exclude any other names there from and may limit the number of listings per tenant.  Tenant will pay Landlord’s standard charge for Tenant’s listing thereon and for any changes by Tenant.

3.Tenant will not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.  No awnings or other projections will be attached to the outside walls and roof of the Building without prior written consent of Landlord.  No curtains, blinds, shades or screens will be attached to or hung in or used in connection with any window or door of the Premises without the prior consent of Landlord.

4.“Normal Business Hours” for Memorial Park will mean 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturday except for the following holidays:  New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving and Christmas.

5.The Premises will not be used for the manufacturing or storage of merchandise except as provided for in this Lease.  The Premises will not be used for lodging or sleeping, or for any illegal purposes.

6.The sidewalks, halls, passages, exits, entrances, elevators and stairways will not be obstructed by any of the tenants or be used by them for any purpose other than for ingress to and egress from their respective leased premises.  The halls, passages, exits, entrances, elevators, stairways, terraces and roof are not for the use of the general public, and Landlord will in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, will be prejudicial to the safety, character, reputation and interest of the Building and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of business, unless such persons are engaged in illegal activities.  No tenant and no employee or invitee of any tenant will go upon the roof of the Building.

7.Except as expressly permitted in writing by Landlord, no additional locks or bolts of any kind will be placed upon any of the doors or windows by Tenant, nor will any changes be made to existing locks or the mechanisms thereof.  Landlord will furnish two (2) keys for each lock it installs on the Premises without charge to Tenant.  Landlord will make a reasonable charge for any additional keys requested by Tenant, and Tenant will not duplicate or obtain keys from any other source.  Tenant will upon the termination of the Term of this Lease return to Landlord all keys so issued.  Tenant will bear the cost for the replacing or changing of any lock or locks due to any keys issued to Tenant being lost.

Exhibit D

8.The toilets and wash basins and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or foreign substances will be thrown therein.

9.No tenant will make or permit to be used any unseemly or disturbing noises, or disturb or interfere with occupants of this or neighboring buildings or leased premises, whether by the use of any musical instrument, radio, phonograph, unusual noise or in any other way.  No Tenant will throw anything out of doors or down the passage ways.

10.Tenant will not use or keep in the Premises or the Project any kerosene, gasoline, or any inflammable, combustible or explosive fluid, chemical or substance or use any method of heating or air conditioning other than those supplied or approved by Landlord.

11.Tenant will see that the windows and doors of the Premises are closed and securely locked before leaving the Building.  No tenant will permit or suffer any windows to be opened in the Premises while the air conditioning is in operation except at the direction of Landlord.  Tenant must observe strict care and caution that all water faucets and other apparatus are entirely shut off before Tenant and Tenant’s employees leave the Building, and that all electricity, gas or air conditioning will likewise be carefully shut off so as to prevent waste or damage; for any default or carelessness, Tenant will make good all injuries sustained by all other tenants or occupants or Landlord of the Building.

12.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who will in any manner do any act in violation of any of the rules or regulations of the Project.

13.The requirements of Tenant will be attended to only upon application at the Building management office.  Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

14.No tenant will disturb, solicit, or canvass any occupant of the Project, nor will Tenant permit or cause others to do so, and Tenant will co-operate to prevent same by others.

15.Tenant will not permit in the Premises any cooking or the use of apparatus for the preparation of any food or beverages (except where Landlord has approved the installation of cooking facilities as part of Tenant’s leasehold improvements), nor the use of any electrical apparatus likely to cause an overload of the electrical circuits.

16.Tenant’s right to have heavy furnishings, equipment, and files in the Premises will be limited to items weighing less than the load-bearing limits of floors within the Premises as established by Landlord.  Heavy items must be placed in locations approved in advance by Landlord.  Upon written demand from Landlord, Tenant will promptly remove from the Premises any items which, in the judgment of Landlord, constitute a structural overload on floors within the Premises.  If Landlord approves the presence of a heavy item for which reinforcement of the floor or other precautionary measures are necessary, Tenant will bear the entire cost of such reinforcement or other precautionary measures.  If the services of a structural engineer are, in the judgment of Landlord, necessary to determine the location for and/or precautionary measures to

Exhibit D

be taken in connection with any heavy load, Landlord will engage such engineer, but the fees and expenses of such engineer will be paid by Tenant upon demand.

17.Tenant will not, without the prior written consent of Landlord, use the name or any photograph, drawing or other likeness of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor will Tenant do or permit anything to be done in connection with Tenant’s business or advertising which, in the reasonable judgment of Landlord, might mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

18.Tenant, its invitees, and employees will be allowed to smoke only in those designated smoking areas outside the building.

Exhibit D

EXHIBIT E

CERTIFICATE OF ACCEPTANCES OF PREMISES

Re:Service Center Lease Agreement for space in 8560 Katy Freeway, Suite 200, Houston, TX 77024 executed on the ___ day of ____________, 2020 between TEN-VOSS, LTD a Texas limited partnership, as “Landlord”, and MedScan Laboratories Inc. (Tenant) and _______________ (Guarantor).

Landlord and Tenant hereby agree that:

1.Except for those items shown on the attached “punch list” which Landlord will use Landlord’s best efforts to remedy within thirty (30) days from the date of this Certificate, Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter.

2.The Premises are tenantable, Landlord has no further obligation for construction (except as specified above), and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

3.The Commencement Date of the Lease is the 1st day of September 2023

4.The Expiration Date of the Lease is be the last day November 2020

All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged.

EXECUTED this ___ day of _________, 2020

TENANT:	LANDLORD:

MEDSCAN LABORATORIES INC.	TEN-VOSS, LTD

By:	By

Exhibit E

RIDER I

WORK LETTER TO LEASE AGREEMENT

BETWEEN TEN-VOSS, LTD.

and

MEDSCAN LABORATORIES, INC.

Landlord is not required to perform any construction or repair or remodeling at the Leased Premises.

B.Tenant, at Tenant’s sole cost and expense, shall construct any improvements within the Premises (“Tenants Work”) desired by Tenant substantially in accordance with the plans and specifications to be prepared by Tenant and approved by Landlord as hereinafter provided.  Tenant shall furnish preliminary plans to Landlord within twenty (10) days from the date of execution of the Lease by Landlord.  Landlord shall have fifteen (5) days from the receipt of such preliminary plans within which to submit to Tenant a request for any changes Landlord desires in such preliminary plans.  Landlord may request a change in such preliminary plans based on any reason in Landlord’s sole discretion.  Tenant shall have 5 days from the date of Landlord’s request within which to amend the plans and specifications in accordance with the modifications so requested by Landlord.  If Landlord and Tenant, after exercising good faith efforts to agree, shall fail to agree upon a mutually acceptable set of proposed plans and specifications within 30 days from the Effective Date, then either party shall have the right to terminate this Lease by providing written notice to the other party prior to (i) agreement by both parties upon a mutually acceptable set of plans or (ii) the expiration of five days after the end of such 30-day period.  When Landlord and Tenant have mutually agreed upon final plans and specifications for construction of Tenant’s improvements, said plans and specifications (the “Plans”) shall be signed or initialed by both Landlord and Tenant and dated, and incorporated herein by reference but need not be attached to this Lease.  All plans and specifications to be provided hereunder shall be at the sole cost and expense of Tenant.

C.Tenant shall commence Tenant’s Work within ten (10) days after receiving a building permit (if required) and shall cause Tenant’s Work to be completed in accordance with the Plans within 60 days after commencement of Tenant’s Work.  If the Tenant, for any reason, fails to complete construction as provided above (subject to Force Majeure delays), then Landlord, in addition to all other rights and remedies herein provided, shall have the right to terminate the Lease by giving written notice to Tenant of such termination.  Upon termination of the Lease pursuant to the terms of this Exhibit (i) Tenant shall immediately vacate and relinquish possession of the Premises to Landlord, (ii) all obligations of the parties to this Lease shall cease except as may be specifically provided to the contrary in the Lease or in this Exhibit , and (iii) Tenant’s right to the Construction Allowance provided under Paragraph I hereof shall terminate and Tenant shall have no further right or claim against Landlord on account of improvements, if any, constructed by Tenant at the Premises, and because of the difficulty and uncertainty of determining the damages Landlord will sustain as a result of delay and expenses incurred by Landlord, Landlord shall have the right to receive all out of pocket expenses Landlord may have incurred including, without limitation, Landlord’s reasonable attorney’s fees.

Rider I

D.With respect to any labor performed or materials furnished by Tenant at the Premises, the following shall apply:  All such labor shall be performed and materials furnished at Tenant’s own cost, expense, and risk.  Labor and materials used in the installation of Tenant’s equipment, fixtures, and furnishings, and in any other work at the premises performed by Tenant, will be subject to Landlord’s prior written approval.  With respect to any contract for labor or materials, Tenant shall act as principal and not as an agent of Landlord.  Tenant agrees to indemnify and hold Landlord harmless from all liabilities, suits, causes of action, costs, fees (including, without limitation, reasonable attorney’s fees), damages and claims (including all costs and expenses of defending against such claims) of any kind arising or alleged to arise from the negligence or willful misconduct of Tenant or of Tenant’s agents, employees, contractors, subcontractors, laborers, material-men or invitees or arising from any bodily injury or property damage occurring or alleged to have occurred incident to Tenant’s Work.  All of Tenant’s construction at the Premises shall be performed in a good and workmanlike manner satisfactory to Landlord’s architect and/or construction manager and in accordance with all applicable building codes, regulations and all other legal requirements.

E.Tenant shall not allow the Premises to suffer any lien to be filed against it. With respect to any contract for labor or materials, Tenant acts as principal and not as the agent of Landlord.  Tenant shall, at the request of Landlord, cause its general contractor to furnish a payment and performance bond in a form and with a company acceptable to Landlord securing the faithful performance of the work to be performed by Tenant.  Landlord expressly disclaims liability for the cost of labor performed or materials furnished at the request, or for the benefit, of Tenant.  If, because of any actual or alleged act or omission of Tenant, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Center, the Premises, or any portion thereof or interest therein, whether or not same is valid or enforceable, Tenant shall, at its own expense, cause same to be discharged of record by payment, bonding or otherwise, at the option of Landlord, no later than 15 days after notice to Tenant of the filing thereof; and in the event Tenant fails to discharge same within such time, Landlord may, but shall not be obligated to, discharge same and Tenant shall pay to Landlord all amounts required to discharge same within ten (10) days after receipt of Landlord’s statement of such amounts.  The provisions of this paragraph shall survive the termination or expiration of the Lease.

F.Tenant shall indemnify and hold harmless Landlord from any claim by any party (which shall include reasonable attorney’s fees and court costs) arising out of any construction and remodeling work provided at the request, or for the benefit, of Tenant.  The provisions of this paragraph shall survive the termination or expiration of the Lease.

G.No work is to be done at the Premises that will diminish the structural integrity of the improvements located thereon.

H.Tenant shall be in default under the Lease if Tenant fails to comply with any or all of the provisions of this Paragraph H.

1.	Prior to starting construction, Tenant shall submit Tenant’s plans and specifications to Landlord and shall receive Landlords written approval, in accordance with the terms of this Exhibit.

Rider I

2.	Prior to starting construction, Tenant’s general contractor shall submit evidence satisfactory to Landlord of contractor’s insurance as required by Landlord.
3.	Prior to starting construction, Tenant shall submit a copy of all required building permits to Landlord.
4.	Tenant shall execute Landlord’s standard form of acceptance of Premises letter.
5.	Tenant shall complete all work in accordance with the Plans.
6.	Tenant shall furnish Landlord with copies of the occupancy certificate for the Premises.
7.	Tenant shall furnish Landlord with lien releases in form reasonably satisfactory to Landlord from all contractors and subcontractors.
8.	Tenant shall not be in default under this Lease.
9.	Tenant shall cooperate with Landlord and Landlord’s lender’s right to inspect and approve the Tenant’s Work.
10.	Tenant shall submit a Tenant draw request for the Allowance, in form reasonably satisfactory to Landlord.
11.

If Landlord elects to conduct such an inspection, the Premises shall have passed inspection by an inspector hired by Landlord for such purposes to confirm compliance by Tenant with Tenant’s plans and specifications and final completion of Tenant’s Work.  The reasonable cost of such inspector shall be paid by Tenant to Landlord on demand or, at Landlord’s election, may be charged by Landlord against the Construction Allowance.

ITenant shall complete Tenant’s Work in accordance with the terms of the Lease and this Exhibit and shall be solely responsible for and shall pay any and all of such costs promptly as it becomes due.

Rider I

RIDER II

RENEWAL OPTION

Provided that Tenant is not in default under this Lease beyond all applicable notice and cure periods, Tenant shall have the right to renew all of the Lease, including or excluding expansion space leased by Tenant, and extend this lease for the terms and annual basic rental as set forth below, along with any additional rentals, by providing written notice to Landlord no later than one hundred and eighty days (180) days prior to the termination date of this Lease or extension thereof.  In the event of such renewal, the “Term” shall include such renewal term and such renewal shall be upon the same provisions as for the initial Term except that:

1.	Landlord shall not be obligated to make any alterations or improvements to the Leased Premises, unless otherwise negotiated.
2.	Tenant shall have no further right to renew this Lease except as set forth herein or subsequently agreed to in writing by Landlord.
3.

In the event Landlord has not received written notice of Tenant’s intention and desire to exercise the Option to lease the Premises for the Extended Term one hundred and eighty days (180) days prior to the Termination Date, such Option shall expire and the Lease shall terminate at the end of the Initial Term.

OPTION:One (1) Three-Year Term

BASE RENTAL:

•

Tenant shall pay base rental and additional rental to Landlord in monthly installments in an amount equal to the Prevailing Market Rate for comparable space in the Project and comparable Buildings in the Flex/Warehouse/Office Market of Houston, Texas as of the commencement of the renewal term, as such Rental shall be reasonably determined by Landlord after Landlord receives Tenant’s renewal notice.  The “Prevailing Market Rate” shall mean the annual amount per rentable square foot that Landlord and comparable landlords of comparable buildings have accepted for space of comparable size and quality as the Premises taking into account the age, quality and layout of the existing improvements in the leased area at issue and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, credit of the tenant, tenant size, operating expenses and allowances, and the presence or absence of lease concessions.

Such renewal shall include all of the Premises, as well as any other space within the Building then being leased by Tenant as of the date of exercise of the Renewal Option unless Tenant elects to only rent one of the units.  The renewal of this Lease will be upon the same terms, covenants, and conditions applicable during the Lease Term as provided in the Lease, except that (a) the Base Rental payable during the Renewal Term shall be an amount equal to the amount specified above, (b) the defined term “Lease Term” shall be deemed to include the “Renewal Term,” (c) no concessions applicable during the initial Lease Term (such as construction

Rider II

allowances, moving allowances or free rent) shall be applicable during the Renewal Term unless negotiated otherwise, and (d) Tenant shall possess no further renewal options unless otherwise negotiated.

Within thirty (30) days after receipt of Tenant’s renewal notice, Landlord shall deliver its determination of the Prevailing Market Rate for the Renewal Term.  Within thirty (30) days after receipt of the Prevailing Market Rate, Tenant shall notify Landlord that Tenant either (a) accepts Landlord’s renewal terms, in which event the parties shall promptly enter into an amendment to this Lease incorporating such terms, or (b) rejects Landlord’s renewal terms and does not elect to renew which does not require any action on Tenant’s behalf or (c) rejects Landlord’s renewal terms, but Tenant requests that Landlord and Tenant will negotiate in good faith for an additional thirty (30) days (“Negotiation Period”).

If, notwithstanding the exercise of such good faith efforts, Landlord and Tenant have not agreed in writing upon the renewal terms during the Negotiation Period (“Determination Period”), Tenant shall deliver written notice to Landlord within ten (10) days after the expiration of the Determination Period, notifying Landlord whether Tenant (i) withdraws its election to exercise the Option in which case Tenant may extend the term of the Lease for a period of up to sixty (60) days on the same terms and conditions applicable as of the date the term otherwise would have expired, in order to give Tenant time to find new space and Landlord time to find a new tenant; or (ii) accepts Landlord’s determination of the renewal terms.  Tenant’s failure to provide such notice shall be deemed Tenant’s election to withdraw its exercise of the option and to extend the Lease for a period of sixty (60) days.

Rider II

RIDER III

LIMITED GUARANTY OF LEASE

This Guaranty of Lease made as of the 16 day of June 2020 by Jesse James Howard /s/ JH (“Guarantor”).

In consideration of, and as inducement for, the lease by TEN-VOSS, LTD. (“Lessor”) to MedScan Laboratories Inc., (“Lessee”), of certain premises located at 8560 Katy Freeway, Suite 200, Houston, TX, such lease commencing on or about the 1st day September 2020 (the “Lease”) and in further consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, Guarantor hereby guarantees to Lessor, its successors and assigns, full performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed, made and observed by lessee, its successors and assigns, in the performance, making or observance of any of the terms, covenants, provisions or conditions contained in the Lease.  Guarantor will, upon written notice and opportunity to cure within ten (10) business days of notice as hereinafter defined, forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions, and shall pay all reasonable attorney fees thereinafter incurred by Lessor in the enforcement of this Guaranty and/or of the terms of the Lease in consequence of any default by Lessee, its successors and assigns.

This Guaranty is an absolute and unconditional guaranty of payment and of performance of the Lease.  It shall be enforceable against Guarantor, their heirs, executors and administrators, or its successors and assigns, without the necessity for any suit or proceedings on the Lessor’s part of any kind or nature whatsoever against lessee, its successor and assigns and without the necessity of any notice of non-payment, non-performance or non-observance or any notice of acceptance of the Guaranty or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion or the failure to assert by Lessor against Lessee, or the Lessee’s successors and assigns.

This Guaranty shall be a continuing guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason of any dealings or transactions or matter or things occurring between Lessor and Lessee, its successors or assigns, whether or not notice thereof is given to Guarantor.  Any notice required or permitted hereunder shall be effective on the third business day following the day upon which the same shall be deposited into the U.S. Mail, postage prepaid, return receipt requested, addressed to the party to whom the same is intended at the address set forth below, which address may be changed by written notice delivered in the same manner.

Notwithstanding anything contained herein to the contrary, it is understood and agreed that the Guaranty of Lease shall be in effect only during the first thirty-nine (39) months of the Lease Term (starting on the date rent commences) and will be null and void and of no further force and effect thereafter.

Rider III

If addressed to Guarantor(s):

BY:	/s/ Jesse Howard

NAME:	Jesse Howard

Rider III